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                        REVOLVING CREDIT LOAN AGREEMENT

                          DATED AS OF APRIL 30, 1998

                                 BY AND AMONG



                             SUNDANCE HOMES, INC.

                                      AND

        THE AFFILIATES OF SUNDANCE HOMES, INC., LISTED ON SCHEDULE 1.0
                        ATTACHED HERETO, AS BORROWERS,



                            LASALLE NATIONAL BANK,

             AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

                                      AND

                         BANKBOSTON, N.A., AS LENDERS,



                                      AND


--------------------------------------------------------------------------------


                LASALLE NATIONAL BANK, AS AGENT FOR THE LENDERS

                               TABLE OF CONTENTS
                               -----------------


Article I.  Definitions;Construction........................................................................................... -1-
     1.1       Certain Definitions............................................................................................. -1-
     1.2       Accounting Principles...........................................................................................-20-

Article II. The Credit Facility................................................................................................-20-
     2.1    Revolving Credit Loans Generally...................................................................................-20-
               (a)   The Revolving Credit Commitment...........................................................................-20-
               (b)   Uses of Loan Advances.....................................................................................-21-
               (c)   Limitations on Permitted City Project Advances............................................................-21-
               (d)   Limitations on Permitted Suburban Project Advances........................................................-21-
               (e)   Limitations on Permitted Additional Advances..............................................................-21-
               (f)   Limitations on the Payment of Soft Costs..................................................................-22-
               (g)   Disbursement by Agent.....................................................................................-23-
               (h)   Joint Borrowings; Maturity Date...........................................................................-23-
     2.2    All Loans, Advances and Reimbursement Obligations to  Constitute One Loan..........................................-23-
     2.3    Notes..............................................................................................................-23-
     2.4    Making of Revolving Credit Loans; Frequency of Loan Requests.......................................................-23-
     2.5    Interest Rate; Options.............................................................................................-24-
               (a)   Generally.................................................................................................-24-
               (b)   Prime Rate Portion........................................................................................-24-
               (c)   LIBOR Portions............................................................................................-24-
               (d)   Highest Rate..............................................................................................-25-
               (e)   Default Rate..............................................................................................-25-
               (f)   Computation of Interest...................................................................................-25-
               (g)   201 North Wells...........................................................................................-25-
     2.6    LIBOR Provisions...................................................................................................-26-
               (a)   Manner of Rate Selection..................................................................................-26-
               (b)   Change of Law.............................................................................................-26-
               (c)   Unavailability of Deposits or Inability to Ascertain  Adjusted LIBOR......................................-26-
               (d)   Taxes and Increased Costs.................................................................................-27-
               (e)   Change in Capital Adequacy Requirements...................................................................-28-
               (f)   Funding Indemnity.........................................................................................-28-
     2.7    Lending Branch.....................................................................................................-29-
     2.8    Discretion of Lenders as the Manner of Funding.....................................................................-29-
     2.9    Voluntary Prepayments and Reduction/Termination of Revolving Credit Commitment.....................................-29-
               (a)   No Prepayment Premium.....................................................................................-29-
               (b)   Notice of Prepayment......................................................................................-29-


               (c)   Termination of Facility....................................................................-30-
     2.10   Mandatory Prepayments; Release of Liens.............................................................-30-
               (a)   Maximum Aggregate Loan Amount..............................................................-30-
               (b)   Partial Releases...........................................................................-30-
     2.11   Payments............................................................................................-30-
               (a)   Obligations................................................................................-30-
               (b)   Location; Time.............................................................................-31-
               (c)   Application................................................................................-31-
               (d)   Reserve Account............................................................................-31-
               (e)   Allocation of Payments to Lenders..........................................................-32-
     2.12   Statement of Account................................................................................-32-
     2.13   Sundance as Agent...................................................................................-33-
     2.14   Fees................................................................................................-33-
               (a)   Commitment Fees............................................................................-33-
               (b)   Unused Line Fee............................................................................-33-
               (c)   Letter of Credit Issuance Fee..............................................................-33-
               (d)   Administrative Fee.........................................................................-34-
               (e)   Release Fee................................................................................-34-

Article III. Letters of Credit..................................................................................-34-
     3.1    General Terms.......................................................................................-34-
     3.2    General Characteristics.............................................................................-34-
     3.3    Applications........................................................................................-35-
     3.4    Participation in Letters of Credit..................................................................-35-
     3.5    Letters of Credit Outstanding at Maturity...........................................................-36-

Article IV. Collateral:  General Terms..........................................................................-36-
     4.1    Cross-Default Provisions............................................................................-36-
     4.2    Protection of Collateral............................................................................-36-
     4.3    Retention of Collateral.............................................................................-37-
     4.4    No Waiver...........................................................................................-37-

Article V.  Proposed Projects...................................................................................-37-
     5.1    Submissions to Lenders for Proposed Projects........................................................-37-
     5.2    Failure to Notify Borrowers of Approval.............................................................-37-
     5.3    Additional Submissions to Agent.....................................................................-37-
     5.4    Soft Cost Limitations...............................................................................-38-
     5.5    Additional Terms for Approved Unique Projects.......................................................-39-
     5.6    Unapproved Projects.................................................................................-39-
     5.7    Lenders' Right of First Refusal on Financing Projects...............................................-39-

Article VI. Representations and Warranties......................................................................-39-


     6.1   Organization and Qualification..............................................................................-39-
     6.2   Executive Offices...........................................................................................-39-
     6.3   Corporate Power; Authorization..............................................................................-39-
     6.4   Execution and Binding Effect................................................................................-40-
     6.5   Authorizations and Filings..................................................................................-40-
     6.6   Financial Statements........................................................................................-40-
           (a)  Balance Sheets and Income Statements...................................................................-40-
           (b)  No Changes.............................................................................................-41-
           (c)  Non-Recourse Indebtedness; Subordinated Debt...........................................................-41-
     6.7   Ownership of Property; Liens................................................................................-41-
     6.8   No Default..................................................................................................-41-
     6.9   Burdensome Restrictions.....................................................................................-42-
     6.10  Labor Matters...............................................................................................-42-
     6.11  Other Ventures..............................................................................................-42-
     6.12  Taxes.......................................................................................................-42-
     6.13  Pension and Welfare Plans...................................................................................-42-
     6.14  Employment and Labor Agreements.............................................................................-43-
     6.15  Patents, Trademarks, Copyrights and Licenses................................................................-43-
     6.16  Environmental Matters.......................................................................................-43-
     6.17  Financial Accounting Practices..............................................................................-43-
     6.18  Regulation U................................................................................................-44-
     6.19  Accurate and Complete Disclosure............................................................................-44-
     6.20  Permits.....................................................................................................-44-
     6.21  Ownership of the Borrowing Subsidiaries.....................................................................-44-
     6.22  Compliance with Laws........................................................................................-44-
     6.23  Litigation..................................................................................................-45-
     6.24  Solvency....................................................................................................-45-
     6.25  Indebtedness................................................................................................-45-
     6.26  No Material Adverse Effect..................................................................................-45-
     6.27  Depository Accounts.........................................................................................-45-
     6.28  Current Approved Projects; Outstanding Contracts............................................................-45-

Article VII. Additional Conditions Precedent to Closing, Future Advances and Issuance of
             Letters of Credit.........................................................................................-46-
     7.1   Conditions to Closing.......................................................................................-46-
           (a)  Execution and Delivery of Loan Documents...............................................................-46-
           (b)  Documents and Other Agreements.........................................................................-46-
           (c)  Absence of Material Adverse Change.....................................................................-47-
     7.2  Condition to Loans and Letters of Credit.....................................................................-48-
           (a)  Representations and Warranties; Events of Default and Defaults.........................................-48-
           (b)  Laws...................................................................................................-48-
           (c)  Payment of Fees........................................................................................-49-

           (d)  Details, Proceedings and Documents...................................................................-49-
     7.3        Limit on Disbursements following Delivery of Borrowing Certificate...................................-49-


Article VIII.  Affirmative Covenants.................................................................................-49-

     8.1   Reporting and Information Requirements....................................................................-49-
           (a)  Annual Reports.......................................................................................-49-
           (b)  Semi-Annual Reports, Quarterly Reports & Daily Reports...............................................-50-
           (c)  Borrowing Certificate................................................................................-51-
           (d)  Compliance Certificates..............................................................................-51-
           (e)  Accountants' Certificates............................................................................-51-
           (f)  Other Reports and Information........................................................................-51-
           (g)  Further Information..................................................................................-52-
           (h)  Notice of Event of Default...........................................................................-52-
           (i)  Notice of Material Adverse Effect....................................................................-52-
           (j)  Notice of Material Proceedings.......................................................................-52-
           (k)  Notice of Other Material Defaults....................................................................-52-
           (l)  Pension Plans and Welfare Plans......................................................................-52-
     8.2   Preservation of Existence and Franchises..................................................................-53-
     8.3   Payment and Performance of Obligations....................................................................-53-
           (a)  Required Payments....................................................................................-53-
           (b)  Right to Contest.....................................................................................-53-
     8.4   Visitation................................................................................................-54-
     8.5   Financial Accounting Practices............................................................................-55-
     8.6   Compliance with Laws......................................................................................-55-
     8.7   Government Authorizations.................................................................................-55-
     8.8   Maintenance of Properties.................................................................................-55-
     8.9   Insurance.................................................................................................-55-
     8.10  Agreements................................................................................................-56-
     8.11  Banking Relationship......................................................................................-56-
     8.12  Date Down Endorsements....................................................................................-56-
     8.13  Maurice Sanderman.........................................................................................-56-
     8.14  Closings through Title Insurer............................................................................-57-
     8.15  Appraisals................................................................................................-57-
     8.16  Condominiums..............................................................................................-57-
     8.17  Supplemental Disclosure...................................................................................-58-
     8.18  Other Subsidiaries........................................................................................-58-
     8.19  201 North Wells; Equity in Erie Tower.....................................................................-58-

Article IX. Negative Covenants.......................................................................................-58-

     9.1   Mergers and Consolidations................................................................................-58-
     9.2   Investments; Loans and Advances...........................................................................-59-
     9.3   Capital Structure.........................................................................................-59-

     9.4   Transactions with Affiliates..................................................................................-59-
     9.5   Guaranteed Indebtedness.......................................................................................-59-
     9.6   Liens.........................................................................................................-59-
     9.7   Cancellation of Indebtedness..................................................................................-59-
     9.8   Events of Default.............................................................................................-59-
     9.9   ERISA.........................................................................................................-60-
     9.10  Dispositions of Assets........................................................................................-60-
     9.11  Continuation of or Change in Business.........................................................................-60-
     9.12  Location of Principal Place of Business and Certain Records...................................................-60-
     9.13  Name Change...................................................................................................-60-
     9.14  Restrictions on Future Agreement..............................................................................-61-
     9.15  Dividends and Related Distributions...........................................................................-61-
     9.16  Fiscal Year...................................................................................................-61-
     9.17  Models and Spec Homes.........................................................................................-61-
     9.18  Bonds.........................................................................................................-61-

Article X.  Financial Covenants..........................................................................................-62-
     10.1  Consolidated Net Worth........................................................................................-62-
     10.2  Liabilities to Consolidated Net Worth.........................................................................-62-
     10.3  Liabilities and Letters of Credit to Consolidated Net Worth...................................................-62-
     10.4  Consolidated Net Income.......................................................................................-62-
     10.5  EBITDA........................................................................................................-63-
     10.6  Ratio of Land Under Development to Net Worth..................................................................-63-
     10.7  Limitation on Indebtedness and Equity Investments in Proposed Projects and
           Unapproved Projects...........................................................................................-63-


Article XI.  Defaults and Remedies.......................................................................................-63-
     11.1  Events of Default.............................................................................................-63-
           (a)  Payment..................................................................................................-63-
           (b)  Misrepresentation........................................................................................-64-
           (c)  Specific Covenant Default................................................................................-64-
           (d)  General Covenant Default.................................................................................-64-
           (e)  Judgments................................................................................................-64-
           (f)  Garnishment or Attachment against Assets.................................................................-64-
           (g)  Failure to Obtain Consents or Approvals..................................................................-64-
           (h)  Involuntary Bankruptcy...................................................................................-65-
           (i)  Insolvency; Voluntary Bankruptcy.........................................................................-65-
           (j)  Loss of Permit...........................................................................................-65-
           (k)  Uninsured Loss...........................................................................................-65-
           (l)  Government Liens.........................................................................................-66-
           (m)  ERISA Events.............................................................................................-66-
           (n)  Sanderman................................................................................................-66-



            (o)  Unreimbursed Letter of Credit Draw............................................................................-66-
            (p)  Other Indebtedness............................................................................................-66-
            (q)  Loss of Priority..............................................................................................-67-
            (r)  201 North Wells; Equity in Erie Tower.........................................................................-67-
            (s)  Kaco..........................................................................................................-67-
     11.2   Consequences of a Default..........................................................................................-67-
            (a)  Automatic Acceleration........................................................................................-67-
            (b)  Acceleration by Agent.........................................................................................-67-
     11.3   Letters of Credit..................................................................................................-67-
     11.4   Payments Set Aside.................................................................................................-68-
     11.5   Waivers by the Borrowers...........................................................................................-68-
     11.6   Set-Off............................................................................................................-68-
     11.7   Sharing of Set-Offs................................................................................................-69-
     11.8   Cumulative Relief..................................................................................................-69-
     11.9   No First Resort Obligation.........................................................................................-69-

Article XII. The Administrative Agent..........................................................................................-69-
     12.1   Appointment........................................................................................................-69-
     12.2   Delegation of Duties...............................................................................................-70-
     12.3   Nature of Duties; Independent Credit Investigation.................................................................-70-
     12.4   Exculpatory Provisions.............................................................................................-70-
     12.5   Reimbursement and Indemnification..................................................................................-71-
     12.6   Withholding Taxes..................................................................................................-71-
            (a)  Generally.....................................................................................................-71-
            (b)  Payments......................................................................................................-72-
     12.7   Reliance by Agent..................................................................................................-73-
     12.8   Individual Capacity................................................................................................-73-
     12.9   Holders of a Note..................................................................................................-73-
     12.10  Successors.........................................................................................................-73-
     12.11  Unanimous Consent..................................................................................................-74-
     12.12  Consent of Requisite Lenders.......................................................................................-76-
     12.13  Release and Care of Collateral.....................................................................................-76-
     12.14  Perfection by Possession...........................................................................................-77-
     12.15  Enforcement........................................................................................................-77-
     12.16  Dissemination of Information.......................................................................................-77-

Article XIII. Miscellaneous....................................................................................................-77-
     13.1   Holidays...........................................................................................................-77-
     13.2   Records............................................................................................................-78-
     13.3   Substitution of Title Insurer......................................................................................-78-
     13.4   Modifications, Amendments or Waivers...............................................................................-78-
     13.5   General Indemnity..................................................................................................-78-


            (a)  Indemnified Persons........................................................................................-78-
            (b)  Litigation.................................................................................................-79-
            (c)  Generally..................................................................................................-80-
     13.6   No Implied Waiver; Remedies.....................................................................................-80-
     13.7   Notices.........................................................................................................-81-
     13.8   Expenses; Taxes; Attorneys' Fees................................................................................-82-
     13.9   Severability....................................................................................................-83-
     13.10  Governing Law...................................................................................................-83-
     13.11  Prior Understandings............................................................................................-83-
     13.12  Duration; Survival..............................................................................................-83-
     13.13  Counterparts....................................................................................................-84-
     13.14  Successors and Assigns; Participants............................................................................-84-
            (a)  Successors and Assigns.....................................................................................-84-
            (b)  Lender Assignments and Participations Generally............................................................-84-
            (c)  Provision of Information to Participants...................................................................-86-
            (d)  Taxes......................................................................................................-86-
     13.15  Lender's Failure to Pay Amounts Owing to Other Lenders; Federal Funds Rate......................................-86-
     13.16  No Rights in the Borrowers; No Third Party Beneficiary Rights...................................................-86-
     13.17  Time of Essence.................................................................................................-87-
     13.18  Entire Agreement................................................................................................-87-
     13.19  Section Titles..................................................................................................-87-
     13.20  References......................................................................................................-87-
     13.21  Reinstatement...................................................................................................-87-
     13.22  Consent to Jurisdiction.........................................................................................-87-
     13.23  Venue...........................................................................................................-88-
     13.24  Advertisement...................................................................................................-88-
     13.25  WAIVER OF JURY TRIAL............................................................................................-88-


Schedules and Exhibits
----------------------

Schedule 1.0   -      List of Borrowing Subsidiaries
Schedule 1.1   -      List of Additional Permitted Liens
Schedule 1.2   -      Description of Kaco Loan Documents
Schedule 2.1   -      Revolving Credit Commitment of each Lender
Schedule 3.4   -      List of Letters of Credit
Schedule 5.1   -      List of Required Deliveries for Proposed Projects
Schedule 6.1   -      List of Jurisdictions in which Borrowers and Other
                      Subsidiaries are Qualified to do Business
Schedule 6.2   -      List of Offices and Places of Business of each Borrower
Schedule 6.6   -      Description of Non-Recourse Indebtedness and Subordinated
                      Debt (including list of assets securing Non-Recourse
                      Indebtedness and list of agreements pertaining to
                      Non-Recourse Indebtedness and Subordinated Debt)
Schedule 6.11  -      List of Other Ventures
Schedule 6.13  -      List of ERISA Obligations
Schedule 6.14  -      List of Employment and Employee Related Agreements
Schedule 6.15  -      List of Patents and Trademarks (with registration numbers)
Schedule 6.21  -      List of Other Subsidiaries and Description of Capital
                      Stock of each Borrower and Other Subsidiary
Schedule 6.23  -      List of Litigation
Schedule 6.25  -      List of Guaranteed Indebtedness
Schedule 6.28  -      List of City Projects, Suburban Projects and Unique
                      Projects (together with legal descriptions and list of
                      pending acquisition agreements)
Schedule 8.9   -      Description of Insurance
Schedule 9.11  -      List of Counties in which Borrowers Engage in Business
Schedule 9.17  -      List of Models and Spec Homes for each Project
Exhibit A      -      Form of Borrowing Certificate
Exhibit B      -      Form of Amendment to Loan Documents

                        REVOLVING CREDIT LOAN AGREEMENT


     THIS REVOLVING CREDIT LOAN AGREEMENT is dated as of April 30, 1998, by and among SUNDANCE HOMES, INC., an Illinois corporation ("Sundance"), the BORROWING SUBSIDIARIES (as defined below) listed on Schedule 1.0 attached hereto, LASALLE NATIONAL BANK, a national banking association ("LaSalle"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association ("ANB"), BANKBOSTON, N.A., a national banking association ("BankBoston") (LaSalle, ANB and BankBoston are sometimes hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), and LASALLE NATIONAL BANK, a national banking association, acting in its capacity as agent for the Lenders (the "Agent").

                                   RECITALS:

     A. Sundance and its Subsidiaries are engaged in the businesses of land acquisition, land development and the construction and sale of attached and detached single-family homes, including condominiums, and residential loft condominiums, and commercial development incidental thereto.

     B. Sundance and the Borrowing Subsidiaries listed on Schedule 1.0 attached hereto have requested that the Lenders make a revolving credit facility available to them in the maximum amount outstanding at any time of $80,000,000 to provide letters of credit and working capital and other amounts necessary for them to operate their respective businesses.

     C. The Lenders are willing to make such revolving credit facility available upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Article I.  Definitions; Construction.
     ---------   -------------------------

     I.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action Notice" shall have the meaning ascribed thereto in Section 12.11 below.

     "Adjusted LIBOR" means a rate per annum determined by Agent in accordance with the following formula: Adjusted LIBOR = LIBOR \ (100% - Reserve Percentage).

     "Adjusted Value" means, for any Project at any time, the Value of such Project at such time minus the estimated cost to complete construction of such Project as determined by Agent by reference to the most recent Borrowing Certificate applicable to such Project.

     "Affiliate", with respect to any Person, means any other Person which, directly or indirectly through any parent corporation or other entity, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least 5% of such class or classes of outstanding Capital Stock (or other equity) having in the aggregate ordinary voting power to elect a majority of the board of directors (or other management) (irrespective of whether, at the time, stock of any other class or classes (or holders of other equity or contract rights) shall have or might have voting power by reason of the happening of any contingency) of such Person, or which is controlled by or is under common control with such Person, or any officers, directors or stockholders of such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management or policies, whether through the ownership of voting securities, by contract or otherwise. Neither Agent nor any Lender shall be deemed an Affiliate of each other, any Borrower or any Other Subsidiary; however, each Borrower shall be deemed an Affiliate of each of the other Borrowers and the Other Subsidiaries.

     "Agent" means LaSalle, in its capacity as Agent for the Lenders hereunder, and any successor appointed as provided in Section 12.1 below.

     "Aggregate Revolving Credit Commitment" means the sum of the Revolving Credit Commitments of all Lenders.

     "Agreement" means this Revolving Credit Loan Agreement, including all amendments, modifications, restatements and supplements hereto and any appendices, exhibits or schedules to any of the foregoing.

     "Application" shall have the meaning given such term in Section 3.3 below.

     "Appraisal" means an appraisal in a form and prepared by an appraiser commissioned by the Lenders.

     "Approved City Project" means a City Project that has been approved by Agent in accordance with the terms of Article V and Sections 12.11 and 12.12 below. The projects that have been deemed Approved City Projects as of the date hereof are listed on Schedule 6.28 attached hereto.

     "Approved Project" means an Approved Suburban Project, an Approved City Project or an Approved Unique Project.

     "Approved Suburban Project" means a Suburban Project that has been approved by Agent in accordance with the terms of Article V and Sections 12.11 and 12.12 below. The projects that have been deemed Approved Suburban Projects as of the date hereof are listed on Schedule 6.28 attached hereto.

     "Approved Unique Project" means a project that is neither a Suburban Project nor a City Project, but that has been approved in writing as a "Unique Project" by the Lenders in accordance with the terms of Article V and Sections
12.11 below. The projects that have been deemed Approved Unique Projects as of the date hereof are listed on Schedule 6.28 attached hereto.

     "Assignment of Rents" means the Assignment of Rents and Leases of even date herewith made by the Borrowers to the Agent for the benefit of the Lenders, as the same may be amended, modified, supplemented or restated from time to time.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, or any successor statute.

     "Benefit Plan" means each employee benefit plan (other than a Multiemployer
Plan), as defined in Section 3(3) of ERISA (i) which currently is, or has ever been, maintained for employees of any Borrower, any Affiliate of any Borrower or any ERISA Affiliate, or (ii) to which any Borrower, any Affiliate of any Borrower or any ERISA Affiliate makes or is required to make or, within the past six years either made, or was required to make, contributions.

     "Bond Liability" means, at any time, the sum of (i) the aggregate amount then available to be drawn or that may thereafter be drawn under Bonds then outstanding, and (ii) all amounts that have theretofore been paid on a Bond and that have not been reimbursed or repaid to the issuer thereof.

     "Bonds" means those certain unsecured performance and completion bonds issued on behalf of any Borrower or any Subsidiary of any Borrower.

     "Borrowers" means, at any time, Sundance and the Borrowing Subsidiaries in existence at such time.

     "Borrowing Certificate" means a Borrowing Certificate in the form attached hereto as Exhibit A.

     "Borrowing Subsidiaries" means the Subsidiaries of Sundance listed on
Schedule 1.0 attached hereto and each Subsidiary of Sundance that is hereafter formed and made a Borrowing Subsidiary (and, accordingly, a Borrower) as required by Section 5.3(i) below.

     "Budgeted Costs" means, for any Project, the total budgeted costs for the acquisition, development and sale of such Project, including all hard and soft costs of construction, as set forth in the budget for such Project.

     "Business Day" means any day other than a Saturday, Sunday, public holiday under the laws of the State of Illinois or other day on which banking institutions are authorized or obligated to close in Chicago, Illinois, and if the applicable day relates to a LIBOR Portion, Interest Period, or notice with respect to a LIBOR Portion, a day in which dealings in United States dollar deposits are also carried on in the London interbank market and banks are open for business in London.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock (or other equity interest), including each class of common stock and preferred stock of such Person.

     "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes, levies, assessments or charges upon or relating to (i) the Obligations, (ii) any Borrower's employees (other than taxes not required to be withheld), payroll, income or gross receipts, (iii) any Borrower's or any Subsidiary of any Borrower's ownership or use of any assets, or (iv) any other aspect of any Borrower's or any Subsidiary of any Borrower's business.

     "City Ordinance" means any county or municipal Law regulating the Conversion of real property, including, without limitation, the City of Chicago Condominium Ordinance, Chapter 100.2-12 of the Municipal Code of the City of Chicago, as any such Law may from time to time be amended.

     "City Project" means either (i) a for-sale residential loft, townhome or condominium project that is being constructed by a Borrower within the City of Chicago and that is three stories or less, or (ii) a for-sale residential loft, townhome or condominium project that is being renovated by a Borrower within the City of Chicago and that is not deemed or treated as a "high-rise" building under the City of Chicago building code or other applicable City of Chicago laws and ordinances; provided, however, that such renovation may not include expansion beyond the existing exterior walls and roof of such building except in connection with (a) the addition of a single floor and/or penthouse if such addition requires no material structural modification of such building, and (b) the addition of balconies to such building. Notwithstanding the foregoing, a City Project may include real estate subject to commercial development so long as such commercial real estate is incidental to the residential real estate development.

     "Closing Date" means the date on which the initial disbursement of the proceeds of the Loan occurs.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     "Collateral" means all assets, property and/or rights of any Borrower on or in which a Lien is granted to Agent or any Lender (or to any agent, trustee or other party acting on Agent's or such Lender's behalf) pursuant to this Agreement or any other Loan Document or pursuant to any other agreement.

     "Compliance Certificate" means a certificate in a form satisfactory to Agent (i) stating that as of the date thereof no known Event of Default or Default has occurred and is continuing or exists, or if an Event of Default or Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers, (ii) setting forth and certifying the calculation of each of the financial covenants set forth in Article X (but only with respect to the fiscal quarter most recently ended), as well as the number of Spec Homes and Models then under construction in each Project, (iii) setting forth a report of the Borrowers' then outstanding Bonds, and (iv) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate and includes all material facts.

     "Condominium Act" means any state Law regulating the conversion of real property to condominiums, including, without limitation, the Illinois Condominium Property Act, as any such Law may from time to time be amended.

     "Condominium Declaration" means the document by which a parcel of real property will be submitted to the Condominium Act, prepared in accordance with the Condominium Act.

  "Consolidated Net Income" of any Persons for any period means the aggregate of the net income (or loss) of such Persons for such period, on a consolidated basis, determined in accordance with GAAP consistently applied.

     "Consolidated Net Worth" of any Persons means the excess of total assets of such Persons over the total liabilities and reserves of such Persons computed on a consolidated basis, as determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets, accounts receivable owing from any Affiliate of any of such Persons which is not a party to this Agreement and all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and unamortized debt discount and expense, organization costs and deferred research and development expense. Notwithstanding the foregoing, deferred charges not to exceed $4,000,000 may be included in total assets for the purposes of this definition, and deferred charges in excess of $4,000,000 must be excluded from total assets.

     "Conversion" means the submission of a parcel of real property to the Condominium Act by the recording of a Condominium Declaration, thereby converting such parcel to condominium ownership.

     "Corporate Overhead" with respect to a Project means the corporate salaries, fees, costs and expenses incurred in connection with such Project.

     "Default" means any event or condition that with notice, the passage of time or both would constitute an Event of Default.

     "Default Rate" means a rate per annum (based on a year of 360 days) which shall be 3.5% above the Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

     "Disbursement Account" means Sundance's operating account, account number 2337820 which Sundance maintains at LaSalle.

     "Disbursement Agreement" means that certain Disbursement Agreement of even date herewith by and among the Borrowers, Agent, and the Title Insurer, as the same may be amended, modified, supplemented or restated from time to time, pertaining, in part, to the procedures applicable to the sales of Units, the application of proceeds from such sales to the Loans, and the release of the Lenders' liens against such Units.

     "Distribution" by a Person means any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the Capital Stock of such Person or on account of the purchase, redemption, retirement or acquisition of any shares of the Capital Stock (or warrants, options or rights therefor) of such Person.

     "EBITDA" of any Persons means, for any period, Consolidated Net Income of such Persons for such period, plus all amounts deducted in determining such Consolidated Net Income on account of (i) interest expenses (including, without limitation, previously capitalized interest that is expensed or amortized to cost of sales in such period), (ii) taxes based on or measured by income, and
(iii) depreciation and amortization expenses and other similar non-cash items, all as determined on a consolidated basis in accordance with GAAP.

     "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement of even date herewith made by the Borrowers for the benefit of the Lenders.

     "Environmental Laws" means all federal, state and local statutes, laws, rules, regulations, ordinances, requirements, or rules of common law, including, but not limited to, those listed or referred to in the definition of "Hazardous Materials" below, any judicial or administrative interpretations thereof, and any judicial and administrative consent decrees, orders or judgments, whether now existing or hereinafter promulgated, relating to public health and safety and protection of the environment.

     "Environmental Report" means a phase 1 environmental report for a parcel of real property certified to Agent and the Lenders, prepared by an environmental engineering firm satisfactory to the Lenders pursuant to contract specifications satisfactory to the Lenders and prepared in conformity with then current ASTM standards, or such higher standards as they may specify, and containing a certification by the engineering firm that the information therein contained is true and correct.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

     "ERISA Affiliate" means any corporation, partnership or other trade or business (whether or not incorporated) that is, along with any Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" means any of the Events of Default described in Section
11.1 hereof.

     "Excess Availability" means, at any time, the amount by which (i) the sum of (A) the aggregate Permitted City Project Advances at such time, (B) the aggregate Permitted Suburban Project Advances at such time, and (C) the aggregate Permitted Unique Project Advances at such time, exceeds (ii) the sum of the outstanding principal balance of the Loans and the Letter of Credit Liability at such time.

     "Federal Funds Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

     "Field Overhead" means the costs associated with field, supervisory and management of the production related aspects of a Project.

   "Fiscal Year" means the twelve-month period that ends on September 30th.

     "Fixed Rate" means the following:

          (i) for each Interest Period that commences during the period from the Closing Date through January 31, 1999, the Fixed Rate shall be the applicable Adjusted LIBOR plus 3.00%, and

          (ii) for each Interest Period that commences on or after February 1, 1999, the Fixed Rate shall be the lowest rate determined pursuant to clauses (a), (b), (c) and (d) below:

               (a) the applicable Adjusted LIBOR plus 3.00%, if the Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) as of September 30, 1998, is equal to or less than $31,000,000;

               (b) the applicable Adjusted LIBOR plus 2.75%, if (1) the Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) as of September 30, 1998, is greater than $31,000,000, and (2) the Leverage Ratio is less than 2.0 to 1.0 as of such date;

               (c) the applicable Adjusted LIBOR plus 2.50%, if (1) the Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) as of September 30, 1998, is greater than $34,000,000, and (2) the Leverage Ratio is less than 1.5 to 1.0 as of such date;

               (d) the applicable Adjusted LIBOR plus 2.25%, if (1) the Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) as of September 30, 1998, is greater than $37,000,000, and (2) the Leverage Ratio is less than 1.25 to 1.0 as of such date.

     "Floating Rate" means the following:

          (i) during the period from the Closing Date through January 31, 1999, the Floating Rate shall be the Prime Rate plus .75%, and

          (ii) from and after February 1, 1999, the Floating Rate shall be the lowest rate determined pursuant to clauses (a), (b), (c) and (d) below:

               (a) the Prime Rate plus .75%, if the Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) as of September 30, 1998, is equal to or less than $31,000,000;

               (b) the Prime Rate plus .50%, if (1) the Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) as of September 30, 1998, is greater than $31,000,000, and (2) the Leverage Ratio is less than 2.0 to 1.0 as of such date;

               (c) the Prime Rate plus .25%, if (1) the Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) as of September 30, 1998, is greater than $34,000,000, and (2) the Leverage Ratio is less than 1.5 to 1.0 as of such date;

               (d) the Prime Rate, if (1) the Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) as of September 30, 1998, is greater than $37,000,000, and (2) the Leverage Ratio is less than 1.25 to 1.0 as of such date.

     "GAAP" means generally accepted accounting principles in the United States of America (as in effect from time to time) applied on a consistent basis.

     "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

     "Hazardous Materials" means any above or underground storage tanks, flammables, explosives, accelerants, asbestos, radioactive materials, radon, urea formaldehyde foam insulation, lead-based paint, polychlorinated biphenyls, petroleum or petroleum based or related substances, hydrocarbons or like substances and their additives or constituents, methane, hazardous materials, hazardous wastes, toxic substances or related materials, and including, without limitation, substances now or hereafter defined as "hazardous substances", "hazardous materials", "toxic substances", "solid waste", or "hazardous wastes" in, or which are otherwise regulated pursuant to, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.(S)9601, et seq.), as amended by Superfund Amendments and Reauthorization Act of 1986 (P.L. 99-499, 42 U.S.C.), The Toxic Substance Control Act of 1976 as amended, (15 U.S.C. (S)2601 et seq.), The Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)6901, et seq.), The Hazardous Materials Transportation Act, as amended (49 U.S.C. (S)1801, et seq.), The Clean Water Act, as amended (42 U.S.C. (S)7401 et seq.), The

Illinois Environmental Protection Act, as amended (415 ILCS 5/1 et seq.), any so-called "Superfund" or "Superlien" law or any other Environmental Law.

     "Indebtedness" means all liabilities, obligations and indebtedness of any and every kind and nature, including, without limitation, the Obligations and all obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due, or payable from any Borrower or Other Subsidiary to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by any Borrower or Other Subsidiary, even though such Borrower or Other Subsidiary has not assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower or Other Subsidiary, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iii) all unfunded pension fund obligations and liabilities; and (iv) deferred taxes.

     "Indemnified Persons" shall have the meaning set forth in Section 13.5(a) below.

     "Interest Period" means, with respect to any LIBOR Portion, the period commencing on the creation, continuation or conversion date (as the case may be) with respect to such LIBOR Portion and ending one, two or three months thereafter as selected by a Borrower in the notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day unless the effect of the same shall result in any premium or penalty;

          (ii) no Interest Period for a LIBOR Portion may extend beyond the Maturity Date;

          (iii) the interest rate to be applicable to each LIBOR Portion for the applicable Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

          (iv) no Interest Period may be selected if after giving effect thereto the Borrowers will be unable to make a principal payment scheduled to be made during such

     Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month; provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month unless the effect of the same shall result in any premium or penalty.

     "IRS" means the United States Internal Revenue Service.

     "Kaco" means Kaco, Inc., an Illinois corporation.

     "Kaco Loan Documents" means the loan documents described on Schedule 1.2 attached hereto pertaining to certain purchase money financing in favor of Kaco.

     "Land Under Development" means all land owned by a Borrower or Other Subsidiary forming a part of a Project (excluding residential loft condominium projects, Approved Unique Projects and all Sold Units, Models and Spec Homes).

     "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "Letter of Credit" shall have the meaning given such to term in Section 3.1 below.

     "Letter of Credit Liability" means, at any time, the sum of (i) the aggregate amount then available to be drawn or that may thereafter be drawn under then outstanding Letters of Credit, and (ii) all amounts that have theretofore been drawn on a Letter of Credit and that have not been reimbursed or repaid to Agent.

     "Leverage Ratio" means at any time the ratio of:

          (i) the sum of (a) the consolidated Liabilities of the Borrowers (excluding the Liabilities of the Other Subsidiaries) at such time minus the amount of Subordinated Debt and Nonrecourse Indebtedness (to the extent included in such Liabilities), and (b) the Letters of Credit Liability then outstanding (to the extent not already included in such Liabilities), to

          (ii) Consolidated Net Worth of the Borrowers (excluding (A) the net worth of the Other Subsidiaries and (B) equity in the property subject to the Non-Recourse

     Indebtedness deducted under clause (i) above) at such time plus the amount of Subordinated Debt deducted under clause (i) above.

     "Liabilities" of any Person or Persons means the aggregate amount of liabilities (excluding contingent liabilities) of such Person or Persons (computed on a consolidated basis, if applicable) and determined in accordance with GAAP.

     "LIBOR" means for each Interest Period, (i) the LIBOR Index Rate (as defined below) for such Interest Period, if such rate is available, and (ii) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in United States dollars in immediately available funds are offered to Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Lenders during such Interest Period. "LIBOR Index Rate" means for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in United States dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association Interest Settlement Rates for United States dollar deposits). Each determination of LIBOR made by Agent shall be presumed correct absent manifest error.

     "LIBOR Portion" shall have the meaning given such term in Section 2.5(a) herein.

     "Lien" means any mortgage or deed of trust (including any leasehold mortgage), pledge, hypothecation, assignment, lien, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease intended as security or any title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing, but not including operating leases of assets not owned by the lessee), and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code of the State of Illinois or comparable law of any jurisdiction.

     "Loan" means any revolving credit loan made by any Lender to any Borrower under the terms and conditions of this Agreement.

     "Loan Documents" means this Agreement, the Notes, the Security Documents, the Applications, the Subordination Agreements, the Disbursement Agreement, and the

Supplemental Documentation, as any and all of the foregoing may be amended, modified or supplemented from time to time.

     "Marketing Costs" means the costs associated with the sales and marketing of a Project and the costs of furnishing any Models within such Project.

     "Material Adverse Effect" means that any one or more of the following could occur (i) a material adverse effect on the business operations, properties, assets or condition (financial or otherwise) of the Borrowing Subsidiaries individually or taken as a whole or of Sundance, (ii) any event or condition which could materially adversely affect any Borrower's ability to perform under the terms of any of the Loan Documents, or (iii) any material adverse effect on the ability of a Lender or Agent to enforce the terms of any of the Loan Documents.

     "Maturity Date" means February 1, 2000, or such earlier date on which the Aggregate Revolving Credit Commitment is terminated in whole pursuant to the terms of this Agreement.

     "Maximum Aggregate Loan Amount" means, at any time, $80,000,000 minus the amount, if any, of the then outstanding Letter of Credit Liability.

     "Model" means an attached or detached dwelling which is open for viewing by prospective purchasers and which is not a Sold Unit.

     "Mortgage" means the Mortgage of even date herewith among certain of the Borrowers to Agent for the benefit of the Lenders, as the same may be amended, modified, supplemented or restated from time to time.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of any Borrower or its Subsidiaries or any ERISA Affiliate.

     "Net Sales Proceeds" means, with respect to the sale of any Unit, the gross sales price payable by the purchaser thereof, minus (i) all customary and reasonable title insurance charges, escrow fees, legal fees, real estate taxes, transfer taxes and real estate brokers' commissions (provided such commissions do not exceed 2% of the gross sales price of such Unit, or 3% if owing to an outside broker) due and payable by a Borrower as a result of such sale, and (ii) the lesser of (a) the amount of earnest money previously paid by such purchaser to a Borrower in connection with such sale, or (b) 5% of the gross sales price of such Unit. If the Unit being sold is a part of the Approved Project commonly known as Bellchase and is subject to the lien of the Kaco Loan Documents, then the amount owing to Kaco under the Kaco Loan Documents as a result of such sale may also be deducted from the gross sales price of such Unit when determining Net Sales Proceeds, if and only if (A) no Event of Default then exists, and (B) Kaco is prepared to release the lien of the Kaco Loan Documents against such Unit upon receipt of such amount.

     "Non-Recourse Indebtedness" means the purchase money Indebtedness of any Borrower or Other Subsidiary incurred in connection with the acquisition of real property; provided that in each case such Person shall have no liability for such Indebtedness whatsoever and the sole recourse of the Person to whom such Indebtedness is owed shall be against the real property encumbered by a mortgage relating thereto.

     "Note" means each Revolving Promissory Note of even date herewith in the aggregate stated principal amount of $80,000,000 executed by the Borrowers and delivered to a Lender under this Agreement, together with all extensions, renewals, amendments or restatements thereof.

     "Obligations" means all Loans, advances, debts, Reimbursement Obligations, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing at any time by one or more of the Borrowers to either a Lender and/or Agent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes, without limitation, all interest, prepayment fees, charges, expenses, attorneys' fees and any other sum chargeable to one or more of the Borrowers under any of the Loan Documents.

     "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Other Subsidiaries" means, at any time, Subsidiaries of Sundance that are not Borrowers at such time.

     "Participant" shall have the meaning set forth in Section 13.14(b) below.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which any Borrower or any of its Subsidiaries or any ERISA Affiliate might have any liability, including any liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Permits" means any and all permits, authorizations, approvals, registrations, rights of way, orders, waivers, variances or other licenses issued or granted by any Official Body.

     "Permitted Additional Advances" means Loan advances to a Borrower that are not being used to pay the costs associated with Approved Projects. Permitted Additional Advances are subject to the limitations set forth in Section 2.1(e) below and to the other general restrictions regarding Loan advances set forth in this Agreement.

     "Permitted City Project Advances" means, at any time, for any Approved City Project, an amount equal to 65% (or 75%, if 50% or more of the Units within such Approved City Project are Sold Units) of the Budgeted Costs for such Approved City Project that have been incurred at such time (except that the Permitted City Project Advances for Budgeted Costs comprising land and/or building acquisition costs shall equal 50% of incurred costs); provided, however, that the aggregate Permitted City Project Advances disbursed by the Lenders for any Approved City Project at any time shall not exceed 70% of the Adjusted Value thereof at such time.

     "Permitted Encumbrances" means (i) Liens in favor of Agent or any Lender to secure the Obligations; (ii) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by Section 8.3(b) hereof; (iii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (other than in respect of a benefit plan subject to ERISA); (iv) leases to which any Borrower is a party as lessee made in the ordinary course of business; (v) workers', mechanics', suppliers', carriers', warehousemen's, landlords' or other similar liens arising in the ordinary course of business for sums not yet delinquent or being contested in good faith in accordance with Section 8.3(b) herein, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (vi) deposits securing (in lieu of surety, appeal or customs bonds) proceedings to which any Borrower is a party; (vii) any attachment or judgment Lien, unless the judgment it secures shall not, within thirty days after the entry thereof have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within five days after the expiration of any such stay or is fully and adequately covered by insurance and with respect to which the insurer has acknowledged coverage in writing and any lis pendens provided the litigation related thereto is being contested in accordance with Section 8.3(b) hereof;
(viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property (including those set forth in any recorded declarations of covenants, conditions, easements and/or restrictions, condominium declarations or homeowners' declarations approved by Agent or the Lenders)or other minor irregularities in title thereto, so long as the same do not materially impair in any Lender's judgment the present use, value or marketability of such real property or otherwise have a Material Adverse Effect; (ix) Liens on fixtures granted to lessors pursuant to leases; (x) contracts for Sold Units; (xi) the Liens arising from Non-Recourse Indebtedness permitted under the terms of this Agreement and the other Loan Documents, including Non-Recourse Indebtedness evidenced by the Kaco Loan Documents; (xii) those Liens set forth on Schedule
1.1 attached hereto; and (xiii) extensions, renewals or replacements of any Lien referred to in clauses (i) through (xi) above (provided that such extension, renewal or replacement is granted in the ordinary course of business and limited to the assets originally encumbered thereby and the amount of the Indebtedness secured thereby has been reduced from time to time by payment or performance in accordance with the terms of such Indebtedness and has not been increased in violation of the terms of this Agreement).

     "Permitted Suburban Project Advances" means at any time for any Approved Suburban Project, an amount equal to 85% of the Budgeted Costs for such Approved Suburban Project that have been incurred at such time (except that the Permitted Suburban Project Advances for Budgeted Costs comprising land and/or building acquisition costs shall equal 50% of incurred costs); provided, however, that the aggregate Permitted Suburban Project Advances disbursed by the Lenders for any Approved Suburban Project at any time shall not exceed 75% of the Adjusted Value thereof at such time.

     "Permitted Unique Project Advances" means, at any time, for any Approved Unique Project, the aggregate Loan amount that has been borrowed or may be borrowed for or with respect to such Approved Unique Project pursuant to the terms of Article V below.

     "Person" means an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

     "Plan" means the fiscal year operating plan summary of the Borrowers prepared on a consolidated basis in scope and detail reasonably satisfactory to the Lenders, as adopted by the Board of Directors of Sundance.

     "Preferred Stock" means, with respect to any Person, any share of Capital Stock of such Person or its Subsidiaries in respect of which a holder is entitled to receive payment (whether in connection with dividends, liquidation or otherwise) before any similar or other payment may be made with respect to other Capital Stock of such Person or its Subsidiaries.

     "Prime Rate" means the per annum rate of interest announced or published publicly from time to time by LaSalle at its principal place of business in Chicago, Illinois, as its prime or equivalent rate of interest, which rate is not necessarily the lowest rate of interest charged by LaSalle with respect to commercial loans.

     "Prime Rate Portion" shall have the meaning given such term in Section 2.5(a) hereof.

     "Project" means an Approved Project or an Unapproved Project.

     "Proposed Project" means a proposed residential for-sale real estate project that the Borrowers have requested be deemed an Approved Project in accordance with the terms of Article V below.

     "Pro Rata Share" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the Aggregate Revolving Credit Commitment (or if the Revolving Credit Commitments have been terminated, then the numerator of such fraction shall be such Lender's share of the Loans and Letter of Credit Liability then outstanding, and the denominator of such fraction shall be the aggregate amount of the Loans and Letter of Credit Liability then outstanding).

     "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Lenders for the amount of any draft drawn under a Letter of Credit.

     "Reportable Event" means any of the events described in Section 4043 of ERISA, other than any such event for which the thirty day notice requirement has been waived.

     "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are more than 50%.

     "Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on any Lender against Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D, except as permitted by the Lenders in their commercially reasonable discretion.

     "Revolving Credit Commitment" shall have the meaning given such term in
Section 2.1(a) below.

     "Sanderman" means Maurice Sanderman.

     "Security Agreement" means the Security Agreement of even date herewith by the Borrowers and Agent (on behalf of the Lenders), as the same may be amended, modified, supplemented or restated from time to time.

     "Security Documents" means the Mortgage, the Assignment of Rents, the Environmental Indemnity Agreement, the Security Agreement, the Stock Pledge Agreements, and such other documents and agreements which a Borrower executes in favor of Agent (on behalf of the Lenders) granting a Lien upon its respective assets.

     "Shareholder Notes" means those certain unsecured subordinated promissory notes of certain of the Borrowers (i) in the stated principal amount of $3,930,660 in favor of Sanderman, (ii) in the stated principal amount of $262,500 in favor of the Sanderman Descendants Trust U/A/D December 29, 1992, and (iii) in the stated principal amount of $2,500,000 in favor of Sanderman.

     "Soft Costs" means the Marketing Costs, Field Overhead, Corporate Overhead and interest expenses set forth in each Project budget, which amounts shall constitute 100% of the soft costs for such Project.

     "Sold Unit" means a Unit that is subject to a written contract for the sale of such Unit, made and entered into by and between a Borrower, or its duly authorized agent, and a bona fide third party purchaser, on a form approved by Agent, and (i) the consideration for such sale consists solely of cash, (ii) the purchaser has deposited earnest money thereunder in an amount not less than (a) 5% of such sale price with respect to conventionally financed Units or (b) the minimum required percentage of the sale price under applicable programs of the Federal Housing Administration and/or the Department of Veterans Affairs, (iii) the purchaser thereunder has been pre-qualified by such Borrower, or its duly authorized agent, for a mortgage loan on the basis of generally accepted ratios of income to anticipated debt service on the proposed mortgage loan for such Unit, and (iv) such contract contains no contingencies other than those pertaining to the condition of title or otherwise permitted in writing by Agent.

     "Solvent" means, with respect to a Person on a non-consolidated basis and a particular transaction, that, upon consummation of the transaction and after giving effect thereto, (i) the Person's financial condition shall be such that the Person's property at a fair valuation will exceed its debts, (ii) the present fair saleable value of the Person's assets will be greater than the amount that will be required to pay its probable liability on its debts as such debts become absolute and matured, (iii) the Person is paying its debts as they become due, and intends and reasonably believes that it will be able to pay its debts as they mature, and (iv) the property remaining in the Person will not be an unreasonably small capital for the business in which the Person is engaged or is about to engage. As used herein, "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, contested or contingent.

     "Spec Homes" means any single-family homes (excluding condominium units and Models), whether attached or detached, for which construction has commenced (including construction of foundations) and which do not constitute Sold Units.

     "Standard Notice" means an irrevocable notice provided to Agent by no later than 11:00 a.m. Chicago time on a Business Day which is (i) not less than three Business Days prior to the date specified therein for the making of a requested Loan or the voluntary prepayment of any

Loan, or (ii) not less than five Business Days prior to the date specified therein for the issuance of a requested Letter of Credit.

     "Stock Pledge Agreements" means the Stock Pledge Agreements of even date herewith made by certain of the Borrowers to Agent for the benefit of the Lenders, as the same may be amended, modified, supplemented or restated from time to time, pursuant to which all of the stock of the Borrowing Subsidiaries is pledged to Agent as collateral for the repayment of the Loans.

     "Subordinated Debt" means Indebtedness of a Borrower or Other Subsidiary that is owing to Persons other than the Lenders and is subordinated to the Obligations.

     "Subordination Agreements" means those certain Subordination Agreements of even date herewith relating to the Shareholder Notes, as the same may be amended, modified, supplemented or restated from time to time.

     "Subsidiary" of any Person at any time means any corporation of which a majority (by number of shares or number of votes) of any class of outstanding Capital Stock normally entitled to vote for the election of one or more directors or managers, as the case may be (regardless of any contingency which does or may suspend or dilute the voting rights of such class), is at such time beneficially owned directly or indirectly by such Person or one or more of its Subsidiaries. Notwithstanding anything contained herein to the contrary, with respect to any Borrower or Other Subsidiary, the term "Subsidiary" shall include any partnership of which such Borrower or Other Subsidiary is a general partner or any limited liability company of which such Borrower or Other Subsidiary is a member.

     "Suburban Project" means the projects identified as Suburban Projects on
Schedule 6.28 attached hereto and any other for-sale, three-story or less, residential attached or detached single family home project that is being constructed by a Borrower outside the City of Chicago and that includes no commercial or retail development (unless otherwise permitted by the Lenders).

     "Supplemental Documentation" means agreements, instruments, documents, and other written matter relating to or necessary or reasonably desirable and requested by Agent or any Lender to effect the transactions contemplated by this Agreement or any other Loan Document.

     "Survey" means a plat of survey of a parcel of real property acceptable to the Title Insurer and Agent made by a surveyor licensed in the state in which the particular parcel is located showing the legal description and area of such parcel, access to and from such parcel to a dedicated roadway, all encroachments, improvements, overlapping of improvements, set-back lines, roadways, easements, fences, water courses that are either of record, apparent or may be discovered by visible inspection. Each such Plat of Survey shall be certified to the Borrower in title to such parcel, the Title Insurer, Agent and the Lenders as having been prepared in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 and shall further identify any portion of such parcel that lies within any area having special flood hazards as designated by Federal Emergency Management Agency.

     "Title Insurer" means Ticor Title Insurance Company, a California corporation, or any replacement title insurer (i) selected by Borrowers and approved by Agent (which approval shall not be unreasonably withheld or delayed), or (ii) selected by Agent in accordance with the provisions of Section
13.3 below.

     "Title Policies" means title insurance policies issued by the Title Insurer
(i) containing the respective legal descriptions of all real property in which a Borrower has an interest, (ii) in the aggregate amount of $80,000,000, (iii) insuring that title to such property is vested in a Borrower and that the Mortgage on such parcels is a valid first lien thereon, free and clear of all Liens (other than the Permitted Encumbrances), and (iv) otherwise in a form satisfactory to Agent. Each Title Policy shall further contain (i) a 3.1 Zoning Endorsement (or 3.0 Zoning Endorsement, if a 3.1 Zoning Endorsement is not customarily issued for loan policies pertaining to projects similar to the applicable Project), with parking coverage (modified for construction, if applicable), (ii) a Revolving Credit Endorsement, (iii) a Comprehensive Endorsement No. 1, (iv) a Variable Rate Endorsement, (v) a Real Estate Tax Parcel Endorsement, (vi) a tie-in endorsement satisfactory to Agent, (vii) a letter of credit endorsement, and (viii) such other endorsements as Agent may require, all of which must be in a form satisfactory to Agent.

     "Unapproved Project" means a Proposed Project that is not deemed by the Lenders to be an Approved Project.

     "Unit" means an attached or detached single family residential dwelling, including a townhome or condominium or loft unit, that is a part of a Project.

     "Value" means, for any Project at any time, the gross sales prices for all Units within such Project as reasonably determined at such time by the Lenders based upon the Appraisal for such Project.

     The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same from time to time be amended, modified, restated or supplemented and not to any particular section, subsection or clause contained in this Agreement. The term "including" means including without limitation.

     I.2 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

     Article II.  The Credit Facility.
     ----------   -------------------

     II.1  Revolving Credit Loans Generally.
           --------------------------------

          (a The Revolving Credit Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and provided that there does not then exist any Default or Event of Default, each Lender severally agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make Loans to each Borrower at any time or from time to time on or after the date hereof to, but not including, the Maturity Date in an amount or amounts such that the aggregate outstanding principal amount of all Loans by such Lender and such Lender's Pro Rata Share of the Letter of Credit Liability shall not exceed at any time the Revolving Credit Commitment of such Lender at such time. Subject to Section 2.9 hereof, each Lender's Revolving Credit Commitment shall equal the amount set forth in Schedule 2.1 attached hereto. The Lenders shall have no obligation to make Loans and Agent shall have no obligation to issue Letters of Credit hereunder on or after the Maturity Date (or such earlier date as may be applicable hereunder).

          (b   Uses of Loan Advances.  Each Loan advance (other than Permitted
     Additional Advances) must be used to pay the costs incurred in connection with or allocated to an Approved Project.

          (c   Limitations on Permitted City Project Advances.
               ----------------------------------------------

               (i   Notwithstanding anything to the contrary set forth in this
          Agreement (but subject to the provisions set forth in Section 2.1(e) below), the Permitted City Project Advances applicable to an Approved City Project may not be disbursed unless and until not less than 25% of the Units comprising such Approved City Project are Sold Units and Agent has received certified copies of the applicable sales contracts for such Sold Units.

               (ii   The aggregate disbursements of Permitted City Project
          Advances at any time may not exceed 50% of the aggregate outstanding principal balance of the Loans at such time.

          (d   Limitations on Permitted Suburban Project Advances.  The
     aggregate disbursements of Permitted Suburban Project Advances for Budgeted Costs comprising Land Under Development at any time (i) may not exceed 35% of the aggregate outstanding principal balance of the Loans at such time, and (ii) may not exceed 50% of the aggregate costs incurred at any time for acquisition or development of such Land Under Development.

          (e   Limitations on Permitted Additional Advances.

               (i   Except as otherwise provided in clause (iv) below and
          subject to the terms set forth in clause (v) below, Permitted Additional Advances may only be disbursed for the purpose of paying (or reimbursing others for the payment of) the following incurred costs attributable to designated Proposed Projects: (A) earnest money deposits on Proposed Projects, (B) marketing, model center and other pre-development soft costs incurred in connection with Proposed Projects, and (C) purchase option payments on Proposed Projects. Permitted Additional Advances may also be used to pay not more than 50% of the Budgeted Costs for land and/or building acquisition costs for a Suburban Project that has not then been deemed an Approved Suburban Project, provided that such Suburban Project will contain less than 250 Units (or such other amount as agreed upon by the Lenders), and provided further that such Suburban Project is concurrently added to the properties encumbered by the Mortgage and is not subject to any Liens other than the Permitted Encumbrances.

               (ii   At no time may the aggregate outstanding amount of the
          Permitted Additional Advances exceed the lesser of (A) Excess Availability at such time, or (B) $5,000,000 minus the aggregate face amount of any Letters of Credit then outstanding which are securing the payment of amounts then owing or which may thereafter be owing in connection with a Proposed Project or an Unapproved Project.

               (iii   If any Proposed Project becomes an Approved Project, any
          Permitted Additional Advance made with respect to such Proposed Project shall no longer be deemed a Permitted Additional Advance and, instead, such advance must then be in compliance with the restrictions on Permitted City Project Advances, Permitted Suburban Project Advances or Permitted Unique Project Advances, as applicable.

               (iv   Notwithstanding anything to the contrary set forth in
          clause (i) above, Permitted Additional Advances may be used to pay the Budgeted Costs of an Approved City Project prior to the satisfaction of the condition set forth in Section 2.1(c)(ii) above. If any Permitted Additional Advances are made with respect to an Approved City Project as aforesaid and the condition set forth in Section 2.1(c)(ii) is thereafter satisfied, such Permitted Additional Advances shall no longer be deemed Permitted Additional Advances and, instead, such advances must then be in compliance with the restrictions on Permitted City Project Advances applicable to such Approved City Project.

               (v   If Permitted Additional Advances have been applied to the
          payment of costs associated with a Proposed Project, and such Proposed Project is not thereafter approved as an Approved Project or the Borrowers elect not to invest additional amounts for the acquisition or development of such Proposed Project, then such Permitted Additional Advances must be repaid by the Borrowers (without the use of other Loan proceeds) within 120 days of such failure to approve or such election by the Borrowers, as applicable. Such 120 day repayment period shall also commence if the Agent requests reasonably satisfactory evidence that the development of the Proposed Project will begin within eighteen months and is thereafter likely to be diligently continued until completion, and the Borrowers fail to provide such evidence within thirty days after receipt of such request.

          (f   Limitations on the Payment of Soft Costs.    Notwithstanding
     anything in this Agreement to the contrary, the ratio of (i) Loan proceeds disbursed to pay Soft Costs for any Approved City Project, Approved Suburban Project or, except as otherwise agreed in writing by Agent, Approved Unique Project, to (ii) total Soft Costs for such Project (as set forth in the Budget therefor) may not exceed the ratio of (A) the aggregate gross sales prices of the Sold Units within such Project to (B) the Value of the Units with such Project.

          (g   Disbursement by Agent.  The Borrowers hereby authorize Agent to disburse for and on the behalf of the Borrowers and the Borrowers' account, the proceeds of Loans made by the Lenders to the Disbursement Account at the direction of the chief financial officer, controller or president of Sundance, whether such direction is made in writing or orally (although oral directions must be followed by written confirmation within one Business Day), provided that the proceeds of any Loans made to pay a Lender or Agent any fees or expenses owed to it by any Borrower shall be disbursed directly to such Lender or Agent, as the case may be.

          (h   Joint Borrowings; Maturity Date.  Within the limits of time and amount set forth in this Section 2.1, and subject to the provisions of this Agreement, each Borrower may borrow, repay and reborrow Loans hereunder, it being agreed that each Borrower shall be liable, jointly and severally, for the Obligations of all of the Borrowers. The Loans shall be due and payable on the Maturity Date, or such earlier date in accordance with the terms of this Agreement.

     II.2 All Loans, Advances and Reimbursement Obligations to Constitute One Loan. Notwithstanding the limitations on the line of credit set forth in Section 2.1, all loans and advances by Lenders to the Borrowers and the other Obligations owing by the Borrowers under this Agreement and the other Loan Documents shall constitute one loan and all indebtedness and obligations of the Borrowers to Lenders and/or Agent under this Agreement and all the other Loan Documents shall constitute one general obligation; however, the Borrowers hereby acknowledge that no Lender shall be liable to the Borrowers for any failure by any other Lender to disburse its Pro Rata Share of the Loan and that no Lender's Pro Rata Share shall be increased or decreased as a result of such failure. The Borrowers agree that all of the rights of Lenders and/or Agent set forth in this Agreement shall apply to any restatement, amendment, modification of, or supplement to this Agreement and the other Loan Documents.

     II.3 Notes. The obligations of the Borrowers to repay the unpaid principal amount of the Loans made by each Lender and to pay interest thereon and to reimburse the Lenders for any draws on the Letters of Credit shall be evidenced by the Notes. The date and amount of the Loans made and Letters of Credit issued on behalf of each Borrower and payment of principal and draws on the Letters of Credit, as applicable, with respect thereto shall be recorded on the books and records of Agent, which books and records as between the Lenders and the Borrowers shall constitute presumptive evidence of the accuracy of the information therein recorded.

     II.4 Making of Revolving Credit Loans; Frequency of Loan Requests . Whenever a Borrower desires that the Lenders make a Loan to it, such Borrower shall provide a Standard Notice to Agent setting forth (i) the date, which shall be a Business Day, on which such Loan is to be made, and (ii) the total principal amount of such Loan. Agent shall promptly give notice to each Lender of the information contained in such Standard Notice and of the amount of such Lender's Pro Rata Share of such Loan. On the date specified in such Standard Notice each Lender shall wire immediately available funds in an amount equal to its Pro Rata Share of such Loan to Agent by no later than noon, Chicago time. Subject to the terms and provisions hereof and provided no Default or Event of Default then exists, Agent shall before 2:00 P.M. Chicago time on the date specified in such Standard Notice, make the amount of such Loan available to the Borrowers in the Disbursement Account, but only to the extent received from the Lenders. The Borrowers may request Loan disbursements not more frequently than four times in any calendar month; provided, however, that each request in excess of two during any month must be accompanied by a nonrefundable request fee of $1,500, which fee shall be retained by Agent, and provided further that one additional draw for the acquisition costs of a Project may be requested each month without being subject to the foregoing limitations or fee.

     II.5  Interest Rate; Options.

          (a   Generally.    Subject to all of the terms and conditions of this
     Agreement (including, without limitation, clause (g) below), portions of the principal indebtedness evidenced by the Notes may, at the option of Sundance acting on behalf of all the Borrowers, bear interest at the Floating Rate (the "Prime Rate Portion") or at Fixed Rates (a "LIBOR Portion") and Prime Rate Portions and LIBOR Portions may be converted from time to time from one basis to the other. Notwithstanding anything contained herein to the contrary, at no time may the Loans constituting the LIBOR Portions exceed $70,000,000 in the aggregate. All of the indebtedness evidenced by the Notes which is not part of a LIBOR Portion shall constitute a single Prime Rate Portion of the Notes. All of the indebtedness evidenced by the Notes which bears interest at a Fixed Rate with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing.

          (b Prime Rate Portion. The Borrowers shall pay interest to Agent for the account of each Lender on the Prime Rate Portion of the Loans on the first Business Day of each calendar month in an amount equal to the sum of the products of (i) the unpaid principal amount of such Prime Rate Portion on each day during the preceding calendar month, multiplied by (ii) a rate equal to the applicable Floating Rate on such day divided by 360. Any change in the Prime Rate resulting from a change in Agent's prime rate shall be effective as of the date of the relevant change.

          (c LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at the applicable Fixed Rate. Accrued and unpaid interest on each LIBOR Portion shall be due and payable on the first Business Day of each calendar month and on the last day of each Interest Period applicable thereto. Sundance shall notify Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event Sundance shall notify Agent of the new Interest Period selected therefor. If Sundance shall fail to so notify Agent, such LIBOR Portion shall automatically be converted into and added to the Prime Rate Portion as of and on the last day of such Interest Period. Each LIBOR Portion shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000. There shall be no more than five separate LIBOR Portions in effect or outstanding at any one time.

          (d Highest Rate. In no contingency or event whatsoever shall the interest rate charged with respect to the Loans pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that a Lender has received interest hereunder in excess of the highest applicable rate, such interest shall, in such Lender's sole discretion, be deemed repayment of principal under the Loans or promptly refunded to the Borrowers.

          (e Default Rate. Upon the occurrence of an Event of Default and so long as such Event of Default continues, except as otherwise expressly provided herein, the Obligations shall bear interest for each day until paid (before and after judgment) at the Default Rate and such interest shall be due and payable on demand.

          (f Computation of Interest. All interest on the Notes shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

          (g 201 North Wells. Notwithstanding anything herein to the contrary (but subject to the terms of clause (e) above), until the date on which either (i) Chicago Urban Properties, Inc., consummates the sale of the property commonly known as 201 North Wells in Chicago, Illinois, or (ii) an equity investment is made by the Borrowers in the property commonly known as Erie Tower at 421 West Erie Street in Chicago, Illinois, in accordance with the terms of Section 8.19 below, a portion of the outstanding principal balance of the Loans equal to $4,000,000 shall be neither a Prime Rate Portion or a LIBOR Portion and, instead, shall bear interest at an annual rate equal to the Prime Rate plus 2.0%. From and after the date of such sale, the Borrowers may elect to make such $4,000,000 portion either a Prime Rate Portion or a LIBOR Portion pursuant to the terms of clause (a) above.

     II.6  LIBOR Provisions.
           ----------------

          (a Manner of Rate Selection. Sundance on behalf of the applicable Borrower(s) shall notify Agent by 11:00 a.m. (Chicago time) at least three Business Days prior to the date upon which Sundance requests that any LIBOR Portion be created or that any part of the Prime Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor). If any request is made to convert a LIBOR Portion into the Prime Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of a LIBOR Portion or a Prime Rate Portion shall be irrevocable.

          (b Change of Law. Notwithstanding any other provisions of this Agreement or the Notes, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof by any governmental authority, central bank or comparable agency charged with the administration thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify Sundance and the obligation of the Lenders to create, continue or maintain any such LIBOR Portion under this Agreement shall be suspended until it is no longer unlawful for such Lender to create, continue or maintain such LIBOR Portion. If the continued maintenance of any such LIBOR Portion is unlawful, Sundance, on behalf of the relevant Borrower(s), hereby elects to convert the principal amount of the affected LIBOR Portion into the Prime Rate Portion, subject to the terms and conditions of this Agreement; provided, however, that if such conversion is not permitted by the terms of this Agreement, the Borrowers shall, on demand prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to such Lender with respect thereto under this Agreement, provided, further, that if upon such payment the Borrowers shall then have the right hereunder to obtain additional Loans pursuant to the provisions hereof, the Borrowers may request such payment be readvanced to one or more of the Borrowers as part of the Prime Rate Portion.

          (c Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or the Notes, if prior to the commencement of any Interest Period, a Lender shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lender in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lender shall promptly give notice thereof to Sundance and the obligations of the Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall be suspended until such Lender notifies the Borrowers that deposits in such amount and for the Interest Period selected by them are readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

          (d Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

               (i impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion;

               (ii subject such Lender or any LIBOR Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligation and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement or any LIBOR Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by a jurisdiction, or any political subdivision or taxing authority thereof, in each case which has jurisdiction over such Lender's principal executive office or lending branch;

               (iii change the basis of taxation of payments of principal and interest due from the Borrowers to such Lender hereunder or under the Notes to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of Agent or any Lender); or

               (iv impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any LIBOR Portion or any Note to the extent it evidences any LIBOR Portion;

     and such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrowers shall pay on demand to such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify them for such increased cost or reduced amount. If any Lender makes such a claim for compensation, it shall provide to the Borrowers a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be presumed correct and accurate.

          (e Change in Capital Adequacy Requirements. If any Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration of any such law, rule or regulation regarding capital adequacy, or compliance by a Lender (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital with respect to any LIBOR Portion as a consequence of its obligations hereunder or for that portion of the credit which is the subject matter hereof relating to LIBOR portions to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction.

          (f Funding Indemnity. In the event that Agent or any Lender shall incur any loss, cost or expense (including any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by any Lender to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to Agent or any Lender) as a result of:

               (i any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after the occurrence of a Default or Event of Default, and whether or not such payment is required by any provision of this Agreement; or

               (ii any failure by any Borrower to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

     then upon the demand of Agent or any Lender, as the case may be, the Borrowers shall pay to Agent or such Lender such amount as will reimburse Agent or such Lender for such loss, cost or expense. If Agent or such Lender requests such a reimbursement, it shall provide to the Borrowers a certificate setting forth the computation of the loss, costs or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be presumed correct and accurate.

     II.7 Lending Branch. Any Lender may, at its option, elect to make, fund or maintain all or any portion of the Loans hereunder at such of its branches or offices as such Lender may from time to time elect. To the extent reasonably possible, each Lender shall designate an alternate branch or funding office with respect to the LIBOR Portions to reduce any liability of the Borrowers to such Lender under Section 2.6(d) hereof or to avoid the unavailability of an interest rate option under Section 2.6(b) or 2.6(c) hereof, so long as such designation is not otherwise disadvantageous to Agent or such Lender.

     II.8 Discretion of Lenders as the Manner of Funding . Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Note in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR

Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the applicable Fixed Rate.

     II.9 Voluntary Prepayments and Reduction/Termination of Revolving Credit Commitment.

          (a No Prepayment Premium. Subject to the Borrowers' obligations under Section 2.6(f) above and Section 2.14 below and following delivery of an applicable Standard Notice, the Borrowers shall have the right at their option from time to time to voluntarily prepay all of their Loans and all other Obligations (other than indemnification obligations hereunder) then outstanding in whole at any time and terminate the Aggregate Revolving Credit Commitment without penalty or premium (other than the amounts payable pursuant to Section 2.6(f) above with respect to any LIBOR Portion being prepaid).

          (b Notice of Prepayment. Whenever the Borrowers desire to voluntarily prepay the Loans and terminate the Aggregate Revolving Credit Commitment, the Borrowers shall provide Standard Notice to each Lender setting forth the date on which the proposed prepayment and termination of the Aggregate Revolving Credit Commitment is to be made, which shall be a Business Day not more than three Business Days following the date the Standard Notice is given).

          (c Termination of Facility. On the date specified in such Standard Notice, the principal amounts of the Loans, together with interest on each such principal amount to such date, and together with any fees and any other amounts then owing to Agent or the Lenders under this Agreement or the other Loan Documents, shall be due and payable in full, the Aggregate Revolving Credit Commitment shall be terminated, subject to the provisions of Section 3.5 below).

     II.10  Mandatory Prepayments; Release of Liens.
            ---------------------------------------

          (a Maximum Aggregate Loan Amount. If the unpaid principal amount of the Borrowers' Loans exceeds the Maximum Aggregate Loan Amount at any time, the Borrowers shall immediately make a prepayment of the Loans in an amount equal to the amount of such excess).

          (b Partial Releases. The Borrowers shall have the right to enter into and perform sales contracts with creditworthy third party purchasers of the Units on the form contract submitted to and approved in writing by Agent, provided that (i) no Default or Event of Default then exists, and
     (ii) the gross sales price for the Unit being sold is not less than 95% of the minimum sales price therefor previously agreed upon in writing by the Lenders. The Borrowers shall deliver to Agent a copy of each fully signed contract within five days after Agent's request therefor. The Borrowers shall pay to Agent an amount equal to at least 95% of the Net Sales Proceeds for the Unit being sold concurrently with the closing of such sale, whereupon Agent will issue a partial release of the Lien of the Security Documents covering such Unit (provided the parties to the Disbursement Agreement have complied with the other terms and conditions set forth therein).

     II.11  Payments.
            --------

     (a  Obligations.  That portion of the Obligations consisting of):
         -----------

               (i Interest payable pursuant to this Agreement shall be payable and shall be charged in accordance with the applicable provisions of
          Section 2.5 hereof; provided that, with respect to any payment of interest which becomes due hereunder, at any and all times any Loan is outstanding hereunder, the Borrowers authorize and direct Agent to, and Agent shall, cause such interest to be paid on such due date by making a disbursement of the Loan directly to the Lenders);

               (ii Costs, fees and expenses payable pursuant to this Agreement or any other Loan Document shall be payable as and when provided in this Agreement or any other Loan Document and, if not specified, on demand; provided that, with respect to payment of any cost, fee or expense which becomes due hereunder, Agent may cause such cost, fee or expense to be paid on the 30th day following such due date by making a disbursement of the Loan);

               (iii The balance of the Obligations, if any, shall be payable as and when provided in this Agreement or the other Loan Documents and, if not specified, upon the termination of this Agreement or as and when declared due by Agent pursuant to Section 11.2; and)

               (iv All payments to be made in respect of principal, interest, fees or other amounts due from a Borrower hereunder, under the Notes, or under an Application (except as otherwise provided herein) shall be paid to Agent for the benefit of the Lenders based upon their respective Pro Rata Shares).

          (b Location; Time. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to Agent at its office located at 135 South LaSalle Street, Chicago, Illinois 60603 (or such other office or offices of Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by Agent to the Borrowers and the Lenders) no later than 2:00 P.M. Chicago time on the date any such payment is due and payable. Payments received by Agent after 2:00 P.M. Chicago time shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties fees, charges, deductions, withholdings, restrictions and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of Agent or any Lender). For the purpose of computing interest hereunder payment shall be applied by Agent on account of the Obligations on the day of deposit thereof to Agent prior to 2:00 P.M. Chicago time. Notwithstanding anything to the contrary herein, all such items of payment shall, solely for purposes of determining the occurrence of an Event of Default, be deemed received upon actual receipt by Agent, unless the same are subsequently dishonored for any reason whatsoever).

          (c Application. Unless Sundance on behalf of the Borrowers otherwise directs and provided no other Obligations are then due and payable, principal payments shall be applied first to the Prime Rate Portion until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their respective Interest Periods expire).

          (d Reserve Account. Notwithstanding anything in this Section to the contrary, if any payments made hereunder pursuant to the terms of the Disbursement Agreement would repay the Prime Rate Portion in full and would result in the payment of any LIBOR Portion prior to the expiration of its applicable Interest Period, Sundance, on behalf of the Borrowers, may provide written notice to Agent (not less than five Business Days prior to the date of such payment) requesting Agent to pay into the Reserve Account (as hereinafter defined) that portion of such payment that would otherwise prepay such LIBOR Portion. If such notice is received by Agent, then Agent shall deposit such portion of such payment into the Reserve Account rather than using it to repay the LIBOR Portion, and such LIBOR Portion shall be deemed to remain outstanding (and bearing interest) notwithstanding Agent's receipt of such payment. The "Reserve Account" shall be an interest bearing money market account maintained by Agent in its name on behalf of the Lenders, and all amounts deposited into the Reserve Account shall be applied against the Obligations. At such time as a LIBOR Portion with respect to which a deposit has been made into the Reserve Account is scheduled to mature, Agent shall apply such amount of the Reserve Account balance payable under such LIBOR Portion to such LIBOR Portion. If no Default or Event of Default then exists, on the first day of each calendar quarter during the term hereof, Agent shall disburse to Sundance the interest accrued on the Reserve Account to such date).

          (e Allocation of Payments to Lenders. Provided no Event of Default then exists, all payments of principal and interest in respect of outstanding Loans, all payments of the fees described herein (excluding the administrative fees described in Section 2.14(d) below) and all payments in respect to any other Obligations shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. If an Event of Default has occurred and is continuing, all payments remitted to Agent shall be applied, subject to the provisions of this Agreement, (i) first, to pay Obligations in respect to any fees, expense reimbursements or indemnities then due to Agent and the Lenders from the Borrowers; (ii) second, to the ratable payment of any Obligations other than those set forth in clauses (iii), (iv) and (v); (iii) third, to pay interest due in respect of the Loans; (iv) fourth, to pay or prepay principal of Loans; (v) and fifth, to pay (or to the extent such Obligations are contingent, prepay or provide cash collateral in respect
     of) Letter of Credit Liability. No later than the next Business Day following the date on which Agent receives good funds from the Borrowers, Agent shall distribute to each Lender at such address as such Lender may designate in writing the portion of such funds which such Lender is entitled to receive under the terms hereof, provided that Agent shall in no event be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender. The order of priority following an Event of Default is set forth herein solely to determine the rights and priorities of the Lenders as among themselves, and may at any time or from time to time be changed by the Lenders as they may elect (without necessity of notice to or consent of or approval by the Borrowers)).

     II.12 Statement of Account. Agent shall provide Sundance and each Lender with a statement of account for each Lender and Agent relating to Obligations on a monthly basis between the twenty fifth day of such month and the first day of the subsequent month. Each such statement of account shall be presumed correct and accurate. The Borrowers agree to use their best efforts to deliver a reconciliation of such statements of account to Agent within thirty days of the delivery of such statement to Sundance.

     II.13 Sundance as Agent. Each Borrower hereby irrevocably appoints and authorizes Sundance to act as its agent and attorney-in-fact to request Loans to be made to and Letters of Credit to be issued on behalf of any Borrower.

     II.14  Fees.
            ----

          (a Commitment Fees. As a result of the Lenders' agreement to make the Loans, as reflected by their execution of this Agreement, the Lenders have fully earned as additional compensation to them a non-refundable commitment fee from the Borrowers in the amount of $300,000, which shall be due and payable as follows: installments of $50,000 each shall be paid on the Closing Date and on June 1, 1998, September 1, 1998, and December 1, 1998, and a final installment of $100,000 shall be paid on February 1, 1999; provided, however, that if the Revolving Credit Commitments are terminated or the repayment of the Loan is accelerated, then the unpaid balance of such fee shall become immediately due and payable. The Lenders shall share such commitment fees based upon their respective Pro Rata Shares).

          (b Unused Line Fee. The Borrowers shall pay to Agent for the account of each Lender a non-refundable unused line fee equal to .25% of the Unused Line Amount (as defined below) during the period commencing on the Closing Date and ending on January 31, 1999, and during each twelve month period thereafter, which amount shall be payable annually in arrears; provided, however, that if the Revolving Credit Commitments are terminated or the repayment of the Loan is accelerated, then a pro rata portion of such fee shall become immediately due and payable. Agent shall provide the Borrowers with a written invoice for such fee and the same shall be due on or before the 15th day following delivery of such invoice. The Lenders shall share such fee based upon their respective Pro Rata Shares. The "Unused Line Amount" during any period shall equal (i) $80,000,000, minus (ii) the daily average principal balance of the Loans outstanding during such period (determined without regard to the actual amount of the Permitted Suburban Project Advances, the Permitted City Project Advances, the Permitted Unique Project Advances, and the Permitted Additional Advances during such period), minus (iii) the daily average aggregate amount of the Letters of Credit outstanding during such period).

          (c Letter of Credit Issuance Fee. The Borrowers shall pay to Agent for the account of each Lender based upon their respective Pro Rata Shares, as consideration for the issuance of the Letters of Credit, a fee at the rate of 1% per annum (computed on the basis of a year of 360 days and the actual number of days of the stated term of the Letter of Credit) on the amount available to be drawn on each Letter of Credit, such fee to be payable in advance on the Closing Date (for outstanding Letters of Credit) and on the issuance date (for Letters of Credit issued subsequent to the date hereof) and on each anniversary of the issuance date of each outstanding Letter of Credit).

          (d Administrative Fee. The Borrowers shall pay to Agent, for its own account and not for that of the Lenders, the following fees relating to the administration of the line of credit created hereunder):

               (i) Agent's standard administrative fees relating to the issuance of Letters of Credit hereunder as such fees are from time to time in effect.

               (ii) A nonrefundable fee in the amount of $100,000 per year payable in equal installments of $25,000 each on the Closing Date and on last day of every third month thereafter; provided, however, that if the Revolving Credit Commitments are terminated or the repayment of the Loan is accelerated in any year, then the unpaid balance of such fee for such year shall become immediately due and payable.

          (e) Release Fee. The Borrowers shall pay to Agent for the account of each Lender based upon their respective Pro Rata Shares a release fee equal to $500 per Unit upon the release of each Unit within the Project commonly known as the Erie Centre Tower in Chicago, Illinois, from the lien of the Mortgage. The release fee shall be additional compensation to the Lenders, shall not reduce any other fee, interest payment or other compensation payable to Agent or the Lenders and shall not be treated as a payment of the principal balance of the Loans.

     Article III. Letters of Credit.
     -----------  -----------------

     III.1 General Terms. Subject to all of the terms and conditions hereof, standby letters of credit may be issued for the account of any Borrower (such letters of credit, as amended, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement, are hereinafter referred to herein as the "Letters of Credit"), provided, that the aggregate outstanding amount of the Letter of Credit Liability at any time shall in no event exceed the lesser of (i) $20,000,000, or (ii) Excess Availability (prior to the reduction for Letter of Credit Liability) at such time. The amount of any Letter of Credit for all purposes of this Agreement, regardless of the original issuance amount thereof, shall be the maximum amount which is then available to be drawn thereunder. The Letters of Credit shall be issued by LaSalle, but each of the other Lenders shall be obligated to reimburse LaSalle for their respective Pro Rata Share of the amount of each draft drawn thereunder and, accordingly, each Letter of Credit shall be deemed to utilize each Lender's Revolving Credit Commitment in an amount equal to such Lender's Pro Rata Share of such Letter of Credit.

     III.2 General Characteristics. Each Letter of Credit issued hereunder shall
(i) be irrevocable, (ii) have a date of expiry no later than twenty-four months from its date of issuance and expire no later than twelve months after the Maturity Date, (iii) be payable against sight drafts in United States dollars,
(iv) conform to the general requirements of LaSalle for the issuance of letters of credit as to form and substance, and (v) be a letter of credit which LaSalle may lawfully issue. Letters of Credit shall only be issued for the following purposes: (a) to secure the completion of onsite or offsite improvements as required by and for the benefit of an Official Body, (b) to secure the payment of all or a portion of the purchase price of an Approved Project, (c) to satisfy landscaping or scaffolding construction requirements imposed by an Official Body, (d) to secure the payment of earnest money in connection with a Proposed Project or an Unapproved Project (provided the aggregate face amount of Letters of Credit issued for the purpose set forth in this clause (d) may not exceed $2,000,000 in the aggregate), or (e) any other purpose agreed upon in writing by all of the Lenders.

     III.3 Applications. At the time any Borrower requests a Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit, in the case of a continuing application) pursuant to a Standard Notice, the President or Chief Financial Officer of such Borrower or

Sundance shall execute and deliver to LaSalle the then current standard application of LaSalle for such Letter of Credit (an "Application"). If LaSalle is not reimbursed by the Borrowers for the amount of any draft drawn under a Letter of Credit issued hereunder on the date such draft is paid by LaSalle (which reimbursement may be made through disbursement of available Loan proceeds), an Event of Default shall exist hereunder and the amount of such draft shall bear interest (which interest shall be due and payable by the Borrowers on demand) from and after the date such draft is paid at the Default Rate in effect from time to time. This Agreement supersedes any terms of the Applications which are contrary to or inconsistent with the terms hereof.

     III.4 Participation in Letters of Credit. Each Lender shall participate in the Letters of Credit issued by LaSalle (including those Letters of Credit listed on Schedule 3.4 attached hereto) in an amount equal to its Pro Rata Share of such Letters of Credit, which participation shall automatically arise upon the issuance of each Letter of Credit (or, with respect to the Letters of Credit listed on Schedule 3.4 attached hereto, upon the execution of this Agreement) and shall be applied toward the Revolving Credit Commitment of each Lender when the Letters of Credit are issued (or, with respect to those Letters of Credit listed on Schedule 3.4 attached hereto, upon the execution of this Agreement). Each Lender unconditionally agrees that if LaSalle is not reimbursed by the Borrowers for the amount paid by it on any draft presented under a Letter of Credit on the date of such payment, then such Lender shall pay to LaSalle its Pro Rata Share of such amount (regardless of whether the Revolving Credit Commitments of the Lenders have been terminated), and upon such payment such Lender shall automatically receive its Pro Rata Share in all of the rights of LaSalle in respect of such draft (including the right to obtain reimbursement from the Borrowers for the amount of such draft, together with interest thereon as provided for herein). If any Lender fails to honor its obligation to reimburse LaSalle for such Lender's Pro Rata Share of the amount of any draft on the date such draft is paid, then (i) each of the other Lenders shall be liable for their respective pro rata shares of the payment due to LaSalle from the defaulting Lender on the date notice of such failure is received by such other Lenders, (ii) the defaulting Lender shall have no right to participate in any recoveries from the Borrowers in respect of such draft, except as otherwise provided below, and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement shall first be applied to reimbursing the Lenders for their respective shares of the defaulting Lenders' portion of the draft, together with interest thereon. Upon reimbursement to the Lenders pursuant to clause (iii) above of the amounts advanced by them in respect of the defaulting Lender's share of the draft and their own share of the draft, together with interest thereon, the defaulting Lender shall be entitled to its participation in LaSalle's rights of recovery against the Borrowers in respect of the draft paid by LaSalle.

     III.5 Letters of Credit Outstanding at Maturity. If any Letter of Credit is outstanding on or after the 30th day preceding the Maturity Date or on the date this Agreement is terminated in accordance with the terms of Section 2.9 above, or if an amount has then been drawn on a Letter of Credit which has not been reimbursed or repaid, the Lenders may (i) require immediate delivery by the Borrowers to Agent (to hold on behalf of the Lenders) of cash collateral of an amount equal to the then outstanding Letter of Credit Liability, and (ii) enforce any of the other rights or remedies granted under the Loan Documents, at equity or by law, by virtue of statute or otherwise.

     Article IV.  Collateral:  General Terms.
     ----------   --------------------------

     IV.1 Cross-Default Provisions. All Collateral which Agent or any Lender has acquired or may at any time acquire from any Borrower or from any other source in connection with the Obligations shall constitute collateral for each and every one of the Obligations and for each Lender pari passu, without apportionment or designation as to particular Obligations, and all Obligations, howsoever and whensoever acquired, and Agent shall have the right, in its sole discretion to determine the order in which the rights in or remedies against any Collateral are to be exercised and which types of Collateral or which portions of Collateral are to be proceeded against and the order of application of proceeds of such Collateral as against particular Obligations.

     IV.2 Protection of Collateral . Agent, in its sole and absolute discretion, without waiving or releasing any obligation, liability or duty of the Borrowers under this Agreement or the Loan Documents or any Default or Event of Default, may for the purposes of protecting the validity and priority of any Lien granted to Agent under this Agreement or any Loan Document, or the Collateral or any part thereof at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any Lien or claim asserted by any Person against the Collateral unless such Borrower or its insurer shall have undertaken the defense of such claim, shall have been provided a cure or grace period with respect to such Lien or claim, which cure or grace period has not yet expired and shall have provided Agent with a bond or other security or insurance coverage protecting Agent from loss or damage as a result of the assertion of such Lien or claim, in which case Agent shall forbear from paying, acquiring or accepting an assignment of the same for so long as the Borrowers are diligently pursuing the cure of any default in connection therewith and the Collateral and the security interests therein have not been materially impaired. All reasonable sums paid by Agent in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Agent on account thereof shall be part of the Obligations payable by the Borrowers to Agent on demand.

     IV.3 Retention of Collateral . Any and all monies, reserves and proceeds and other property of any Borrower in the possession of Agent or any Lender at any time or times hereafter are hereby pledged by each Borrower to Agent and the Lenders as additional Collateral hereunder, and following the occurrence of a Default may be held until the Obligations are paid in full or, at any time or times following the occurrence of a Default, be applied on account of the Obligations.

     IV.4 No Waiver . Except as set forth in Section 2.10(b) above, no authorization is given by Agent or the Lenders pursuant to this Agreement or the Loan Documents to sell any specified portion of the Collateral or any part thereof, and no waiver by Agent or the Lenders in connection therewith shall establish a custom or constitute a waiver of the prohibition contained in this Agreement against such sales, with respect to any portion of the Collateral or any part thereof not expressly covered by said authorization.

     Article V.  Proposed Projects.
     ---------   -----------------

     V.1 Submissions to Lenders for Proposed Projects. If the Borrowers seek the determination by the Lenders of whether a project may be deemed an Approved Project, the applicable documents set forth on Schedule 5.1 attached hereto (together with the written request for approval described in Section 5.2 below) must be submitted to Agent and the Lenders for review and approval, which approval may be granted or denied in their sole and absolute discretion. Additionally, Agent shall obtain an Appraisal for such project which must be reviewed and approved by the Lenders as aforesaid.

     V.2 Failure to Notify Borrowers of Approval. A Proposed Project shall be deemed an Unapproved Project if Agent fails to notify the Borrowers that the Lenders have deemed the Proposed Project to be an Approved Project within sixty days after Agent's written acknowledgment that it has received (a) the Borrowers' written request for approval (which request, to be effective, shall specifically refer to the aforementioned sixty day deemed approval provision), and (b) all of the information required by Section 5.1 above.

     V.3 Additional Submissions to Agent. Notwithstanding anything herein to the contrary, no Proposed Project shall be deemed an Approved Project unless and until each of the following documents are delivered to Agent, and the other conditions set forth below are satisfied, all in a form, manner and substance reasonably satisfactory to Agent:

          (i) Unless Rembrandt Homes, Inc. will be taking title to the Proposed Project, a new Subsidiary of a Borrower shall have been duly formed to take title to the Proposed Project, and Rembrandt Homes, Inc. or such new Subsidiary, together with all of the other Borrowers, has executed and delivered an Amendment to Loan Documents in a form substantially similar to the form attached hereto as Exhibit B (which Amendment shall, if applicable, cause such new Subsidiary to become a Borrower hereunder and subject the Proposed Project and all of the other assets of such new Subsidiary, if applicable, to the Liens created by the Security Documents); provided, however, that Rembrandt Homes, Inc. may only take title to Suburban Projects;

          (ii) A Title Policy insuring that the Mortgage creates a valid and enforceable first lien on the good and marketable fee simple title to the Proposed Project, subject to no Liens other than Permitted Encumbrances or those that have otherwise been approved by Agent in writing;

          (iii) UCC, tax lien, pending suit and judgment searches for the Person acquiring title to the Proposed Project;

          (iv) Payment of all reasonable costs and expenses (including expenses associated with documentation, recording, title and consultant costs incurred by Agent and the Lenders in conducting their due diligence, appraisal fees, title insurance premiums, recording charges and taxes, and reasonable counsel fees and disbursements) in connection with the review and requested approval of the Proposed Project;

          (v) Payment of all recording charges, filing fees, taxes, or other expenses, including, but not limited to, intangibles taxes and documentary stamp taxes incurred in connection with the granting to Agent of a perfected first priority, lien on and security interest in the Proposed Project;

          (vi) Original certificates and copies of policies of insurance required by Agent under the terms of this Agreement with respect to the Proposed Project and the development thereof;

          (vii) If requested by Agent, a feasibility study if the Project is to be an Approved Unique Project and the Budgeted Costs for such Project exceed $15,000,000; and

          (viii) Such other certificates, opinions, documents, searches and instruments relating to the Proposed Project as are reasonably requested by Agent.

     V.4 Soft Cost Limitations. The aggregate Marketing Costs for a Proposed Project as set forth in the budget therefor shall not exceed 4% of the Value of such Proposed Project. The aggregate Field Overhead for a Proposed Project as set forth in the budget therefor shall not exceed 4% of the Value of such Proposed Project. The aggregate Corporate Overhead for a Proposed Project as set forth in the budget therefor shall not exceed 4% of the Value of such Proposed Project. The aggregate interest expenses for a Proposed Project as set forth in the budget therefor shall not exceed 3% of the Value of such Proposed Project. The aggregate insurance, taxes and legal expenses for a Proposed Project as set forth in the budget therefor shall not exceed 1% of the Value of such Proposed Project.

     V.5 Additional Terms for Approved Unique Projects. Agent shall have the right to retain at the Borrowers' expense an inspecting architect in connection with the development by a Borrower of an Approved Unique Project.

     V.6 Unapproved Projects. If a Project is not deemed an Approved Project in accordance with the terms of this Article 5, an Other Subsidiary may take title to such Project as an Unapproved Project and finance the acquisition and development thereof with loans from Persons other than the Lenders, provided that the Borrowers remain in compliance with the other terms and conditions of this Agreement.

     V.7 Lenders' Right of First Refusal on Financing Projects. ' Neither the Borrowers nor any Subsidiary of a Borrower shall borrow funds from a Person other than the Lenders in connection with the acquisition or development of a project without first requesting approval of such project as an Approved Project in accordance with the terms hereof.

     Article VI. Representations and Warranties. Each Borrower hereby represents and warrants to Agent and each Lender that:

     VI.1 Organization and Qualification. Each Borrower and Other Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power to own, operate and lease its properties and to carry on its business as now conducted. Each Borrower and Other Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required for the conduct of such Person's business. Each jurisdiction in which a Borrower or Other Subsidiary is qualified to conduct business is set forth in Schedule 6.1 attached hereto.

     VI.2 Executive Offices. The location of each Borrower's and Other Subsidiary's chief executive office, principal place of business, and other offices and places of business are set forth on Schedule 6.2 hereto, and are the sole offices and places of business of each Borrower and Other Subsidiary, provided that such locations may change hereunder in accordance with the delivery of the notice required by Section 9.12 hereof.

     VI.3 Corporate Power; Authorization. The execution and delivery by each Borrower of the Loan Documents (to the extent they are parties thereto), and the performance of the obligations required thereby, (i) are within such Person's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of such Person's respective certificates or articles of incorporation or by-laws; (iv) will not, to the best knowledge of the Borrowers, violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower or any Subsidiary of any Borrower is a party or by which any Borrower or any Subsidiary of any Borrower or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of any Borrower; and (vii) do not require the consent or approval of any Person.

     VI.4 Execution and Binding Effect. This Agreement and the other Loan Documents have been duly and validly executed and delivered by each Borrower and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     VI.5 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary in connection with the execution, performance and delivery of this Agreement, the Notes, any other Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, and enforceability hereof or thereof.

     VI.6  Financial Statements.
           --------------------

          (a) Balance Sheets and Income Statements. All of the following consolidated balance sheets and consolidated and consolidating statements of income, retained earnings and cash flows of the Borrowers and Other Subsidiaries, copies of which have been furnished to Agent prior to the date of this Agreement, have been prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly the consolidated and consolidating financial position of each Borrower and the Borrowers, as the case may be, in each case as of the dates thereof, and the results of operations and cash flow for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes):

               (i) the unaudited consolidated balance sheet of the Borrowers as of December 31, 1997, and internally prepared unaudited consolidated balance sheet of the Borrowers as of March 31, 1998, and the related consolidated statements of income, retained earnings and cash flows for the period then ended; and
               (ii) the audited consolidated balance sheet of the Borrowers as of September 30, 1997, and the related consolidated and consolidating statements of income, retained earnings and cash flows for the years then ended, with the unqualified opinion thereon of Price Waterhouse LLP.

          (b) No Changes. Except as otherwise permitted by this Agreement, since the most recent date of audited financial statements provided to Agent there has been (i) no material adverse change in the business, financial or other conditions of the Borrowing Subsidiaries taken as a whole, or Sundance, or in the projections or prospects of the

     Borrowers (on a consolidated basis), (ii) no material increase in the Indebtedness (other than as disclosed in Schedules attached hereto); (iii) no material decrease in the consolidated assets of the Borrowers, and (iv) no dividends or other distributions have been declared, paid or made upon any shares of Capital Stock of any Borrower, nor have any shares of Capital Stock of any Borrower or the Other Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by any Borrower since September 30, 1997 (other than as disclosed in Schedules attached hereto).

          (c) Non-Recourse Indebtedness; Subordinated Debt. Schedule 6.6 (i) describes the Non-Recourse Indebtedness and Subordinated Debt, as the case may be, of each Borrower and Other Subsidiary as of the date hereof, (ii) describes the assets of any such Borrower or Other Subsidiary securing such Non-Recourse Indebtedness, and (iii) lists the agreements, documents and instruments relating to the Non-Recourse Indebtedness and Subordinated Debt, as the case may be, described in the preceding clauses (i) and (ii). True, correct and complete copies of each of the agreements, documents and instruments listed on Schedule 6.6 have been delivered to Agent.

     VI.7 Ownership of Property; Liens. Each Borrower and Other Subsidiary has good, indefeasible and merchantable title to and ownership, free and clear of all Liens other than Permitted Encumbrances, of all the assets and properties of every kind and nature (tangible and intangible, real and personal) required to carry on its business as presently conducted, including, without limitation, all property reflected in the financial statements described in Section 6.6 above and reflected in the financial statements delivered to Agent pursuant to Section
8.1 below.

     VI.8 No Default. No Borrower or Other Subsidiary is known by a Borrower to be in default, nor, to the actual knowledge of any executive officer of each Borrower, is any third party in default, (i) under or with respect to any contract, agreement, lease or other instrument to which a Borrower or Other Subsidiary is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) could not reasonably be expected to have a Material Adverse Effect, or (ii) under or with respect to any contract, agreement, lease or other instrument relating to indebtedness for borrowed money to which a Borrower or Other Subsidiary is a party. No known Default or Event of Default has occurred and is continuing.

     VI.9 Burdensome Restrictions. No contract, lease, agreement or other instrument to which any Borrower or Other Subsidiary is a party or is bound and no provision of applicable Law or governmental regulation could reasonably be expected to have a Material Adverse Effect.

     VI.10 Labor Matters. There are no strikes or other labor disputes against any Borrower or with respect to any Project pending or, to any Borrower's knowledge, threatened which could have a Material Adverse Effect. Hours worked by and payment made to employees of each Borrower and Other Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters which could reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower or Other Subsidiary on account of employee health and welfare insurance have been paid when due (taking into account any grace periods) and all such payments which are not yet due have been accrued as a liability on the books of such Borrower or Other Subsidiary.

     VI.11 Other Ventures. No Borrower or Other Subsidiary is engaged in any joint venture or partnership with any other Person, except as set forth in
Schedule 6.11 attached hereto.

     VI.12 Taxes. Each Borrower and Other Subsidiary has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, to the extent due and payable, all Charges (other than Charges which are being contested pursuant to Section 8.3(b) herein). The reserves and provisions for taxes on the books of Sundance and each of its Subsidiaries are adequate for all open years and for its current fiscal period.

     VI.13 Pension and Welfare Plans. Each Pension Plan complies and has been administered in accordance with all applicable Laws in all material respects; no Reportable Event has occurred and is continuing with respect to any Pension Plan which could have a Material Adverse Effect; no Borrower, Other Subsidiary, or any ERISA Affiliate has withdrawn from any Multi-employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Section 4203 or 4205 of ERISA, respectively which could have a Material Adverse Effect; no steps have been instituted by any Borrower or Other Subsidiary to terminate any Pension Plan which could have a Material Adverse Effect; no contribution failure has occurred with respect to any Pension Plan which has resulted in the imposition of a Lien under Section 302(f) of ERISA upon any of the assets of a Borrower or Other Subsidiary; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by a Borrower or Other Subsidiary or any ERISA Affiliate of any liability, fine or penalty which is material in amount; and no Borrower, Other Subsidiary, or ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as listed in Schedule 6.13, no Borrower, Other Subsidiary or any ERISA Affiliate, to the extent that a Borrower or Other Subsidiary has joint and several liability with such ERISA Affiliate to pay such benefits, maintains or has any liability to pay any medical benefits under any employee welfare benefit plan within the meaning of Section 3(1) of ERISA to former employees thereof or to current employees with respect to claims incurred after the termination of their employment (other than as required by Section 4980B of the Code or Part 6 of Subtitle B of Title 1 of ERISA), other than with respect to any course of treatment initiated on or prior to termination of employment.

     VI.14 Employment and Labor Agreements. Except as set forth on Schedule 6.14, there are no employment agreements pursuant to which any members of management of any Borrower or Other Subsidiary are employed and there are no collective bargaining agreements or other labor agreements covering any employees of any Borrower or Other Subsidiary. A true and complete copy of each such agreement set forth on Schedule 6.14 has been furnished to Agent. Each Borrower and the Other Subsidiaries are in compliance with the terms and conditions of all such collective bargaining agreements and other labor agreements except where the failure to so comply could reasonably be expected to have a Material Adverse Effect. No labor contract is scheduled to expire prior to the Maturity Date.

     VI.15 Patents, Trademarks, Copyrights and Licenses. Each Borrower and Other Subsidiary owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as now conducted by them, each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 6.15 hereto. Each Borrower and Other Subsidiary conducts its respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 6.15 hereto, to the best knowledge of each Borrower, there is no infringement or claim of infringement by others of any material, license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any Borrower or Other Subsidiary which infringement could reasonably be expected to have a Material Adverse Effect.

     VI.16 Environmental Matters. All real property and any facilities located thereon owned, leased, used, operated or under development by any Borrower or Other Subsidiary or, to the knowledge of any Borrower after due inquiry, any predecessor in interest of such Person, have been, and continue to be, owned, leased, used, operated or under development in compliance with all applicable Environmental Laws.

     VI.17 Financial Accounting Practices. Each Borrower and Other Subsidiary makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     VI.18 Regulation U. Each Borrower's execution and delivery of this Agreement or any other Loan Document does not directly or indirectly violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, regulations G, U, T and X of the Board of Governors of the

Federal Reserve System, and no Borrower or Other Subsidiary owns any "margin stock," within the meaning of said regulations, or is engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

     VI.19 Accurate and Complete Disclosure. No representation or warranty made by any Borrower under this Agreement or any other Loan Document and no statement made by any Borrower or any Other Subsidiary in any financial statement, certificate, report, exhibit or document furnished by any Borrower or any Other Subsidiary to Agent and/or any Lender pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading) as of the date made (or hereafter remade, if applicable).

     VI.20 Permits. Each Borrower and Other Subsidiary own or possess, and are current and in good standing with respect to, all Permits from an Official Body as are necessary to be obtained in connection with the operation of such Borrower's or Other Subsidiary's business as heretofore and now conducted and to own or lease and operate the properties now owned or leased by it.

     VI.21 Ownership of the Borrowing Subsidiaries. As of the date of this Agreement, there exists no Subsidiary of any Borrower other than the Borrowing Subsidiaries listed on Schedule 1.0 attached hereto and the Other Subsidiaries listed on Schedule 6.21 attached hereto. Sundance owns directly or indirectly all of the issued and outstanding Capital Stock of each Borrowing Subsidiary and Other Subsidiary free and clear of all Liens (other than the Liens created by the Loan Documents). All of the issued and outstanding shares of the Capital Stock of each Borrower and Other Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. There are no outstanding options, warrants or other rights to purchase any Capital Stock of any Borrower or Other Subsidiary other than as disclosed in Schedule 6.21 attached hereto. Schedule 6.21 sets forth the authorized Capital Stock of each Borrower and Other Subsidiary and the issued and outstanding shares of each class of Capital Stock of each Borrower and Other Subsidiary.

     VI.22 Compliance with Laws. No Borrower or Other Subsidiary is known by the Borrowers to be in violation of or subject to any contingent liability on account of any Law (including but not limited to ERISA, the Code, any applicable occupational and health or safety Law, Environmental Law, including but not limited to any Law regulating the business in which they are engaged or the use, maintenance or operation of the real and personal properties owned or possessed by them). No Borrower or any agent thereof has received any written notice alleging any such violation.

     VI.23 Litigation. Except as set forth on Schedule 6.23, there is no action, suit, proceeding, government investigation or arbitration (whether or not purportedly on behalf of any Borrower or any Other Subsidiary) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or Other Subsidiary or any property of any Borrower or Other Subsidiary, nor to the knowledge of any Borrower does a state of fact exist which is reasonably likely to give rise to such proceedings.

     VI.24 Solvency. The Borrowers are and each one of them is at all times while any of the Obligations remain unpaid shall be Solvent on both an individual and on a consolidated basis.

     VI.25 Indebtedness. Except for the Obligations, operating leases permitted hereunder, trade payables arising in the ordinary course of business, the Shareholder Notes, the Bonds, Subordinated Debt listed on Schedule 6.6, Non-Recourse Indebtedness listed on Schedule 6.6, and any other Indebtedness expressly permitted to be incurred in accordance with this Agreement, no Borrower or Other Subsidiary has any Indebtedness, including, without limitation, any letters of credit. Without limiting the foregoing, except as set forth in Schedule 6.25 attached hereto, no Borrower or Other Subsidiary has any Guaranteed Indebtedness. No Borrower or Other Subsidiary is in default in the payment when due of any Indebtedness, and, since the date of the most recent audited financial statements delivered to Agent, the accounts payable of the Borrowers and Other Subsidiaries have been paid in a commercially reasonable manner or in a manner otherwise acceptable to its suppliers and creditors and in a manner which does not threaten to disrupt the business relationship between any Borrower or any Other Subsidiary, as the case may be, and its material suppliers and creditors.

     VI.26 No Material Adverse Effect. No event has occurred since the date of the most recent audited financial statements delivered to Agent which has had, or could reasonably be expected to have, a Material Adverse Effect.

     VI.27 Depository Accounts. No Borrower or Other Subsidiary owns or otherwise maintains any depository account at any bank or other financial institution other than LaSalle and ANB, except such other accounts permitted in writing by LaSalle and ANB.

     VI.28 Current Approved Projects; Outstanding Contracts. Schedule 6.28 sets forth a true, correct and complete list, as of the date hereof, of the Approved Projects, and attached thereto is a true, correct and complete legal description thereof. As of the date hereof, except as set forth on Schedule 6.28 hereof, no Borrower, nor any Subsidiary of any Borrower is a party to any agreement, contract or commitment for its acquisition, lease or occupancy of any real property.

     Article VII. Additional Conditions Precedent to Closing, Future Advances and Issuance of Letters of Credit.

     VII.1 Conditions to Closing. This Agreement shall become effective upon the Closing Date, provided that the following conditions precedent have been satisfied or waived in writing by Agent:

          (a) Execution and Delivery of Loan Documents. This Agreement and all other Loan Documents, or counterparts thereof where permitted, shall have been duly executed by and delivered to Agent and each Lender (and where applicable, to each Borrower).

          (b) Documents and Other Agreements. Agent and each Lender, as applicable, shall have received all of the following, each in form and substance satisfactory to Agent:

               (i) A Certificate of Secretary of each Borrower and each Subsidiary of each Borrower, together with true and correct copies of the Articles of Incorporation and By-Laws of each Borrower, and all amendments thereto, true and correct copies of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to be executed by such Borrower, and the names of the officer or officers of such Borrower authorized to sign said documents, together with a sample of the true signature of each such officer;

               (ii) The written opinion of Meltzer, Purtill & Stelle, counsel for the Borrowers addressed to Agent and each Lender in a form reasonably satisfactory to Agent and the Lenders;

               (iii) Certificates of good standing for each Borrower from the Secretaries of State of each Borrower's state of incorporation and each state in which such Borrower is doing business, dated not more than ten days prior to the Closing Date;

               (iv)   A Borrowing Certificate;

               (v)    A Subordination Agreement relating to each Shareholder
          Note;

               (vi) Stock certificates of the Borrowers (together with assignments in blank);

               (vii)  The Disbursement Agreement;

               (viii) A Title Policy with respect to each Approved Project in the amount of $80,000,000 issued by the Title Company insuring that the Mortgage will be a first priority lien upon the fee simple title to such Approved Project to the extent of advances made by Lender from time to time under this Agreement, subject to no liens, claims, exceptions or encumbrances except the Permitted Exceptions and containing the endorsements reasonably required by Agent based upon its review of the Title Policy and Survey;

               (ix)    A Survey with respect to each Approved Project;

               (x) Certified copies of all documents appearing on Schedule B of the Title Policies;

               (xi) Copies of all Permits which are necessary for the development and use of each Approved Project;

               (xii) Satisfactory UCC searches (i.e., showing no Liens other than Permitted Exceptions), together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions by a search firm acceptable to Agent with respect to each Borrower;

               (xiii) An Environmental Report with respect to each Approved Project. Each such report shall confirm the absence of any Hazardous Materials on, under or affecting the parcel therein described;

               (xiv)   An Appraisal of each Approved Project;

               (xv)    A Compliance Certificate; and

               (xvi) All such other documents reasonably requested by Agent or a Lender, in its sole discretion.

          (c) Absence of Material Adverse Change . Since December 31, 1997, there shall have been (i) no material adverse changes in the business, financial or other conditions of any Borrower or the Borrowers taken as a whole, or in the projections or prospects of any Borrower or the Borrowers on a consolidated basis, (ii) no material increase in the Indebtedness (other than inter-Borrower liabilities) of any Borrower, and (iii) no material decrease in the assets of any Borrower or the consolidated assets of the Borrowers.

     VII.2 Condition to Loans and Letters of Credit. The obligation of each Lender to make any Loan to or Agent to issue any Letter of Credit for the benefit of a Borrower hereunder is further subject to satisfaction of each of the following further conditions:

          (a) Representations and Warranties; Events of Default and Defaults. The representations and warranties on behalf of the Borrowers and their Subsidiaries contained herein (except (i) for those contained in Section 6.6, which shall be applicable to the most recent audited financial statements delivered by the Borrowers and their Subsidiaries pursuant to
     Section 8.1 below, and (ii) to the extent such representation and warranty specifically relates to an earlier date, then only with respect to such date, and (iii) for changes permitted or contemplated by this Agreement) and in each of the other Loan Documents shall be true in all material respects on and as of the date of each Loan and the date of issuance of each Letter of Credit hereunder with the same effect as though made on and as of each such date. On the date of each Loan and of the issuance of each Letter of Credit hereunder no Event of Default and no Default with respect to any Borrower shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan or the issuance of the Letter of Credit to be made on such date. Any request by a Borrower for any Loan or Letter of Credit hereunder shall constitute a representation and warranty by such Borrower that (x) the representations and warranties on behalf of each of the Borrowers and their Subsidiaries contained herein and in each of the other Loan Documents are true and correct in all material respects on and as of the date of such request with the same effect as though made on and as of the date of such request and (y) on the date of such request no known Event of Default and no known Default with respect to any Borrower has occurred and is continuing or exists or will occur or exist after giving effect to such Loan or issuance of such Letter of Credit (for this purpose such Loan being deemed to have been made and such Letter of Credit being deemed to have been issued on the date of such request). Failure of Agent to receive notice from a Borrower to the contrary before such Loan is made or such Letter of Credit is issued shall constitute a further representation and warranty by the Borrowers that (1) the representations and warranties contained in the first sentence of this Section are true and correct in all material respects on and as of the date of such Loan or issuance of such Letter of Credit with the same effect as though made on and as of the date of such Loan or issuance of such Letter of Credit and (2) on the date of the Loan or issuance of the Letter of Credit no known Event of Default or known Default with respect to any Borrower has occurred and is continuing or exists or will occur or exist after giving effect to such Loan or issuance of such Letter of Credit.

          (b) Laws. On the date of each Loan and issuance of each Letter of Credit and after giving effect thereto, each Lender's Loan and Agent's Letter of Credit shall be, in the reasonable opinion of such Lender or Agent, as applicable, in full compliance with all Laws applicable to such Loan or issuance of such Letter of Credit and neither the making of such Loan, the issuance of such Letter of Credit, nor the use of the proceeds thereof shall violate or be inconsistent with any Law applicable to such Loan or issuance of such Letter of Credit.

          (c) Payment of Fees. On the date of each Loan and/or the issuance of each Letter of Credit, all fees and expenses (to the extent reimbursement for such expenses has been sought) due and payable to Agent and/or any Lender on or before such date hereunder shall have been paid to Agent and/or such Lender in immediately available funds.

          (d) Details, Proceedings and Documents. On the date of each Loan and/or issuance of each Letter of Credit all legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to Agent and Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Agent, as Agent may from time to time request.

     VII.3 Limit on Disbursements following Delivery of Borrowing Certificate. Notwithstanding anything in this Agreement to the contrary, the Lenders shall not be required to disburse any proceeds of the Loans or issue any Letter of Credit during the three Business Days following the date on which the Borrowers deliver each Borrowing Certificate required by Section 8.1(c) below, regardless of whether a Default or Event of Default then exists.

     Article VIII. Affirmative Covenants. Each Borrower covenants with Agent as follows, unless Agent shall otherwise consent in writing:

     VIII.1  Reporting and Information Requirements.

          (a)  Annual Reports.

               (i) As soon as practicable, and in any event within 90 days after the close of each Fiscal Year of Sundance, each Borrower shall furnish or cause to be furnished to Agent and each Lender consolidated statements of income, retained earnings and cash flows of the Borrowers and their consolidated Subsidiaries for such Fiscal Year and consolidated balance sheets of the Borrowers as of the close of such Fiscal Year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, with such consolidated statements and balance sheet to be prepared in accordance with GAAP, certified without qualification as to its scope of audit or the financial condition of any Borrower as a going concern by an accounting firm employed by the Borrowers and reasonably satisfactory to Agent. Each balance sheet furnished under this Section 6.1(a) shall be accompanied by a schedule prepared and signed by the Chief Financial Officer of each Borrower categorizing the assets and liabilities set forth in each such balance sheet as either current assets or liabilities or long-term assets or liabilities, as the case may be, and in each case in accordance with GAAP.

               (ii) No later than September 30 of each year, the Borrowers shall deliver to Agent and the Lenders the Plan for the fiscal year commencing on October 1 of such year.

          (b)  Semi-Annual Reports, Quarterly Reports & Daily Reports.

               (i) As soon as practicable, and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of Sundance, the Borrowers shall furnish or cause to be furnished to Agent and each Lender, in scope and detail satisfactory to the Lenders, a separate profit and loss statement with respect to each Project.

               (ii) As soon as practicable, and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of Sundance, the Borrowers shall furnish or cause to be furnished to Agent and each Lender, in scope and detail satisfactory to the Lenders, (A) unaudited consolidated statements of income, retained earnings and cash flows for the Borrowers and the Other Subsidiaries for such quarter and for the period from the beginning of Sundance's then current Fiscal Year to the end of such quarter, and unaudited consolidated balance sheet of the Borrowers and the Other Subsidiaries as of the end of such quarter to be prepared in accordance with GAAP, (B) financial and cash flow projections for each Borrower and the Other Subsidiaries on a consolidated basis for the twelve month period immediately subsequent to each such quarter, and
          (C) cash flow projections with respect to each Project.

               (iii) As soon as practicable, and in any event within 45 days after the end of each quarter of each Fiscal Year of Sundance, the Borrowers shall furnish to Agent an aging accounts payable schedule in a form reasonably satisfactory to Agent.

               (iv) At the close of business for Sundance each day on which any Borrower is open for business, the Borrowers shall furnish or cause to be furnished to Agent, a copy of the signed closing statements for all closings that occurred that day and shall furnish on a weekly basis, in scope and detail satisfactory to the Lenders, a report of closings on Sold Units for such week, together with a report of the gross proceeds from each such sale.

     Each interim statement furnished under this Section shall include notes setting forth material changes in accounting policies or principles and contingencies, and, with respect to any balance sheet, be accompanied by a schedule prepared and signed by the Chief Financial Officer of each Borrower categorizing the assets and liabilities set forth in each such balance sheet as either current assets or liabilities or long-term assets or liabilities, as the case may be, and in each case as determined in accordance with GAAP.

          (c) Borrowing Certificate. By no later than the twenty-first day of each calendar month (or on a more frequent basis as the Lenders may deem appropriate), the Borrowers shall furnish to Agent and each Lender the Borrowing Certificate signed by the Chairman, President, Chief Financial Officer or Controller of Sundance, with the blanks appropriately completed, setting forth the Maximum Aggregate Loan Amount as of the date of such Borrowing Certificate and the other information required therein.

          (d) Compliance Certificates. As soon as practicable, and in any event within 45 days after the end of each quarter ending December 31, March 31, and June 30, and within 90 days after the end of each quarter ending September 30, the Borrowers shall deliver or cause to be delivered to Agent and each Lender a Compliance Certificate dated as of the last day of such quarter signed on behalf of each Borrower by its Chairman, President, Chief Financial Officer or Controller.

          (e) Accountants' Certificates. Each set of year-end audited consolidated and consolidating statements and balance sheets delivered pursuant to Section 8.1(a) hereof shall be accompanied by (i) a statement from such accountants in reasonable detail showing the calculations used in determining the financial covenants under Article X, (ii) a report from such accountants to the effect that in connection with their audit examination, nothing with respect to accounting matters, has come to their attention to cause them to believe that an Event of Default or Default had occurred or, if anything has come to their attention to cause them to believe that an Event of Default or Default had occurred, a description of such Event of Default or Default which had occurred (the statement and report referred to in clause (i) and (ii) above shall be in form and substance previously acceptable to Lenders), or such other report reasonably satisfactory to the Lenders, (iii) a statement from such accountants addressed to the Borrowers and the Other Subsidiaries, with a copy addressed to Agent and each Lender, acknowledging that the Lenders intend to rely upon such financial statements.

          (f) Other Reports and Information. Promptly upon their becoming available, the Borrowers shall deliver or cause to be delivered to Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which any Borrower or Other Subsidiary shall file with the United States Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by any Borrower or Other Subsidiary to all its stockholders, bondholders or the financial community in general, and (iii) any written reports submitted to any Borrower or Other Subsidiary by independent accountants in connection with any annual, interim or special audit of the financial statements of any Borrower or Other Subsidiary, and (iv) all annual attorneys' letters to Borrower's independent certified public accountants.

          (g) Further Information. Each Borrower will promptly furnish or cause to be furnished to Agent and each Lender such other information and in such form as any of Agent or any Lender may reasonably request.

          (h) Notice of Event of Default. Promptly upon, but in any event within five Business Days after, an executive officer of any Borrower becoming aware of any Event of Default or Default such Borrower shall give Agent notice thereof, together with a written statement of its Chief Executive Officer or Chief Financial Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by such Borrower.

          (i) Notice of Material Adverse Effect. Promptly upon, but in any event within five Business Days after, an executive officer of any Borrower becoming aware thereof, such Borrower shall give Agent notice of any development or other information which could have a Material Adverse Effect.

          (j) Notice of Material Proceedings. Promptly upon, but in any event within five Business Days after, an executive officer of any Borrower becoming aware thereof, such Borrower shall give Agent notice of the commencement, existence or threat of any proceeding by or before any Official Body or by any other Person against or affecting such Borrower or an Other Subsidiary which, if adversely decided, could have a Material Adverse Effect or could reasonably be expected to result in a Borrower or Other Subsidiary incurring expenses or other liabilities in an amount in excess of $250,000 in any one instance.

          (k) Notice of Other Material Defaults. Promptly upon, but in any event no later than five Business Days after, an executive officer of any Borrower becoming aware of any material default by any Borrower or Other Subsidiary under any agreement or instrument to which it or by which it or any of its properties may be bound, such Borrower shall give Agent notice thereof, together with a written statement of the Chief Executive Officer or Chief Financial Officer of such Borrower setting forth the details thereof, if such agreement or instrument or the consequences of such default or claim are material to the business, operations or financial condition of the enterprise comprised of the Borrowers taken as a whole or any Borrower or Other Subsidiary.

          (l) Pension Plans and Welfare Plans. Promptly upon, but in any event within five Business Days after, an executive officer of any Borrower becoming aware of any of the following, such Borrower shall give Agent notice thereof; the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by any Borrower or Other Subsidiary, or any ERISA Affiliate; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person which, if such proceedings are instituted with respect to an ERISA Affiliate, could have a Material Adverse Effect; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, by any Borrower or Other Subsidiary or any ERISA Affiliate (to the extent such withdrawal could have a Material Adverse Effect) from any Multiemployer Plan; the failure of any Borrower or Other Subsidiary or any ERISA Affiliate to make a required contribution to any Pension Plan including, but not limited to, any failure to pay an amount sufficient to give rise to a Lien under Section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower or Other Subsidiary, or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan; the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Borrower or Other Subsidiary or any ERISA Affiliate of any liability, fine or penalty which is material in amount; the establishment of a new plan subject to ERISA or an amendment to any existing plan subject to ERISA which will result in a material increase in contributions or benefits under such plan or the incurrence of any material increase in the liability of a Borrower or Other Subsidiary (or any ERISA Affiliate to the extent there is joint and several liability with a Borrower or Other Subsidiary), including, but not limited to, plans providing welfare benefits to retirees.

     VIII.2 Preservation of Existence and Franchises. Each Borrower and Other Subsidiary shall maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Each Borrower and Other Subsidiary shall qualify and remain qualified as a foreign corporation in each jurisdiction where required by the nature of such entity's business.

     VIII.3  Payment and Performance of Obligations.

          (a) Required Payments. Subject to Section 8.3(b) below, each Borrower and Other Subsidiary shall (i) perform, pay and discharge or cause to be paid and discharged all its Indebtedness as and when due and payable, and
     (ii) pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become in default.

          (b) Right to Contest. Each Borrower and Other Subsidiary may contest, by proper legal actions or proceedings, the validity or amount of any Indebtedness referred to in Section 8.3(a)(i) (other than the Obligations) or any Charges, Liens or claims arising under Section 8.3(a)(ii) (other than those relating to the Obligations), provided that such Person gives Agent advance notice of its intention to contest the validity or amount of any such Indebtedness, Charge, Lien or claim, and that at the time of commencement of any such action or proceeding, and during the pendency thereof (i) no Default or Event of Default arising from the failure to pay a Charge, Indebtedness, Lien or claim shall have occurred and be continuing (provided that no Default or Event of Default arising solely from any such failure to pay or discharge shall be deemed to exist if the Borrowers comply with the terms of clauses (ii) through (vii) in this Section); (ii) adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, (iii) such contest operates to suspend collection of the contested Indebtedness, Charges or claims and is maintained and prosecuted continuously with diligence; (iv) none of the assets of such Borrower having an aggregate fair market value in excess of $100,000 would be subject to forfeiture by reason of the institution or prosecution of such contest; (v) no Lien shall exist for such Charges or claims during such action or proceeding; (vi) such Person shall promptly pay or discharge such contested Indebtedness, Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Person; and (vii) Agent has not advised such Person in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have a Material Adverse Effect. Notwithstanding clause (v) above (but without affecting the other requirements hereunder), with respect to mechanics' liens and/or real estate taxes, a Lien may exist so long as the Borrowers either (A) maintain with Agent (for the benefit of Lenders) a deposit of cash or negotiable securities satisfactory to Agent in an amount sufficient, as reasonably determined by Agent, to pay and discharge or to assure compliance with the matter under contest in the event of a final determination thereof adverse to the Borrowers and prior to any sale or forfeiture, or (B) obtain title insurance coverage over such Lien on the Title Policy with respect thereto. The Borrowers agree to prosecute and contest such Lien diligently and by appropriate legal proceedings which will prevent the enforcement of the matter under contest and will not impair the Lien of the Security

     Documents or interfere with the normal conduct of business on the subject real property. On final disposition of such contest, any cash or securities in Agent's possession not required to pay or discharge or assure compliance with the matter contested shall be returned to the Borrowers without interest.

     VIII.4 Visitation. Each Borrower and the Other Subsidiaries shall permit such persons as Agent or any Lender may designate to visit and inspect at any time any of the properties of such Borrower or Other Subsidiary to examine its books and records and take copies and extracts therefrom and to discuss its affairs with its officers, employees, banking and other financial institutions, and independent accountants, as well as make available such information and records as Agent or such Lender may request, with prior knowledge of one or more executive officers at such times and as often as Agent or a Lender may request, including, without limitation, field audits to be conducted at the Borrowers' expense by accountants selected by Lenders. Without limiting the foregoing, each Borrower and Other Subsidiary shall permit such Persons as the Lenders may designate to visit and inspect the construction activities of each Borrower and Other Subsidiary once per calendar quarter or more often as Lenders may reasonably determine, each such inspection to be at the Borrowers' sole cost and expense. Such officers, employees, banking and other financial institutions, and independent accountants may discuss with Agent or any of the Lenders the affairs of the Borrowers and the Other Subsidiaries, as well as make available such information and records as Agent or any Lender may request. On or before the Closing Date, the Borrowers and the Other Subsidiaries shall deliver a letter addressed to such independent accountants instructing them to comply with the provisions of this Section.

     VIII.5 Financial Accounting Practices. Each Borrower and Other Subsidiary shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements (other than monthly financial statements) in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     VIII.6 Compliance with Laws. Each Borrower and Other Subsidiary shall comply with all applicable Laws and requirements (including but not limited to ERISA, the Code, and any applicable tax Law, product safety Law, occupational safety or health Law, and Environmental Law) in all respects.

     VIII.7 Government Authorizations. Each Borrower and Other Subsidiary shall at all times obtain and maintain in force all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary in connection with (i) the execution and delivery of this Agreement, the Notes and/or the other Loan Documents, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof or (ii) the ownership and operation of the properties of any Borrower or Other Subsidiary and the conduct of their respective business.

     VIII.8 Maintenance of Properties. Each Borrower and Other Subsidiary shall at all times maintain, preserve and protect all of its patents, trademarks, service marks, and trade names, and maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear alone excepted) the properties used or useful in its business and now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto consistent with industry practices so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     VIII.9 Insurance. The Borrowers shall, at their sole expense, maintain such insurance policies and certificates (with premiums prepaid) evidencing builder's risk insurance, all-risk, fire and extended coverage, hazard and comprehensive liability insurance, including contractual liability, and workmen's compensation insurance for not less than one year, and such other insurance as Agent reasonably requires covering the Projects, in such form, with such endorsements, in such amounts, with deductibles and with such carriers as shall be acceptable to Agent, and naming each Lender and Agent as an additional insured party on all liability policies and as mortgagee/additional loss payee on the builder's risk and other property damage policies and containing a prohibition against cancellation for nonpayment of premiums or any other reason or modification without thirty days prior written notice to Agent. Any provision of this Section to the contrary notwithstanding, all insurance policies required to be carried under this Agreement shall provide expressly that they shall not be rendered invalid by a waiver of the right of subrogation by any insured and that the insurer shall have no right to be subrogated to Agent or any Lender. The Borrowers shall deliver (or cause to be delivered) to Agent either (i) an original of each such insurance policy, or (ii) a copy of each such policy certified by the issuing agent as being a true, correct and complete copy of the original. Schedule 8.9 hereto lists all insurance currently maintained by each Borrower and/or Other Subsidiary, together with a summary of the terms of such insurance.

     VIII.10 Agreements. Each Borrower and Other Subsidiary shall perform, within any required time period (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, collective bargaining agreements and leases to which any such Borrower or Other Subsidiary is a party. No Borrower or Other Subsidiary shall terminate or modify in any manner adverse to any such Person any provision of any agreement to which it is a party which termination or modification could have a Material Adverse Effect.

     VIII.11 Banking Relationship. Each Borrower shall maintain all of its deposit, investment and disbursement accounts with LaSalle and ANB, except as otherwise agreed to in writing by LaSalle and ANB.

     VIII.12 Date Down Endorsements. Within thirty days of the end of each three month period ending January 31, April 30, July 31 and October 31 during the term of this Agreement, the Borrowers shall, at their sole cost and expense, cause the Title Insurer to issue to Agent a date down endorsement with respect to each Title Policy previously issued to Agent by the Title Insurer with respect to each Project that extends the effective date of the Title Policy to the date of the endorsement, which date shall be no earlier than the last day of such three month period, and includes no additional exceptions to title other than the Permitted Exceptions and sets forth the aggregate amount of lien waivers received by the Title Insurer allocated to work performed on or in connection with such Project or materials provided thereto during such three month period, which amount must equal the aggregate amount of lienable costs incurred for such Project as set forth in the Borrowing Certificates applicable to such three month period.

     VIII.13 Maurice Sanderman. At all times until his death or permanent disability, Sanderman shall serve as the Chairman and Chief Executive Officer of Sundance, devoting substantially all of his business time and attention to the Borrowers; provided, however, that, in the event of Sanderman's death or permanent disability, Sundance shall, within sixty days from the date of such occurrence, employ and elect another person as Chairman and Chief Executive Officer of Sundance, which person must be approved by the Lenders in accordance with Sections 12.11 and 12.12 below.

     VIII.14 Closings through Title Insurer. Each Borrower shall close the sale of any home, condominium, townhome or Unit owned by such Borrower only through the Title Insurer acting as disbursing agent or escrow agent in connection with such sale in accordance with the terms of the Disbursement Agreement.

     VIII.15 Appraisals. Appraisals on each parcel of real property constituting Collateral may be obtained by Agent at the Borrowers' sole cost and expense at any time that Agent reasonably believes a material financial change has occurred with respect to the Borrowers or such Collateral.

     VIII.16 Condominiums. As to each condominium Project, the following covenants shall apply:

          (a) The property report, if any, required by the City Ordinance for each such Project subject to conversion has been or will be prepared in accordance with the requirements of the City Ordinance and all sales and marketing activity has been and will be conducted in accordance with the provisions of the Condominium Act and City Ordinance and all other applicable Laws.

          (b) No Unit shall be offered for sale unless and until a property report, if applicable, together with all exhibits thereto has been delivered to and reviewed and approved by Agent. Agent shall have the right to approve the form of Unit sales contract, Condominium Declaration, terms of sale and sales prices for the Units, none of which, once approved, shall be modified without Agent's prior written consent.

          (c) All earnest money deposits received from purchasers of Units shall be deposited in escrow with a Lender or if not escrowed with a Lender, shall be held in a manner that is in compliance with the requirements of applicable Law.

          (d) Upon a Conversion, the Borrowers shall cause the condominium association created thereby to be operated in accordance with the provisions of the Condominium Act and shall cause the board of managers to administer such parcel in accordance with the requirements of the Condominium Act.

          (e) A Borrower shall not have the right to convert to condominium any real property until a minimum of 25% of the Units which such Borrower intends to construct in such Conversion property constitute Sold Units, and the sale of 50% of such percentage of Units are closed at one time pursuant to a mass closing procedure (which may occur over the course of thirty consecutive days) satisfactory to Agent.

          (f) The Borrowers will comply with the provisions of the Condominium Act and the Condominium Declaration as to the payment of maintenance fees and assessments due to any applicable condominium association.

          (g) The Borrowers will not vote to withdraw all or any portion of the Project from the provisions of the Condominium Act, without the prior written approval of Agent.

          (h) The Borrowers will not vote to distribute any insurance proceeds subject to the administration by the association to the Unit owners thereof, but will distribute such proceeds in the manner provided herein.

     VIII.17 Supplemental Disclosure. From time to time as may be necessary (in the event that such information is not otherwise delivered by any Borrower or Other Subsidiary to Agent or the Lenders pursuant to this Agreement), so long as there are Obligations outstanding, each Borrower will, as promptly as is reasonable under the circumstances after any executive officer of a Borrower has knowledge with respect thereto, and at least quarterly, supplement or amend and deliver to Agent and/or the Lenders, as applicable, each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this

Agreement, would have been required to be set forth or described in such Schedule or representation as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby.

     VIII.18 Other Subsidiaries. Each of the Other Subsidiaries shall (i) maintain bank accounts and books and records separate from those of the Borrowers, (ii) be organized solely for the purpose of owning an Unapproved Project and own no assets other than the Unapproved Project, (iii) conduct no business other than developing and selling such Unapproved Project, and (iv) conduct its business affairs separate and apart from those of the Borrowers.

     VIII.19 201 North Wells; Equity in Erie Tower. Concurrently with the sale by Chicago Urban Properties, Inc., of the property commonly known as 201 North Wells in Chicago, Illinois, not less than $4,000,000 of proceeds from such sale shall be applied to the payment (or reimbursement) of costs incurred in connection with construction of the property commonly known as Erie Tower at 421 West Erie Street in Chicago, Illinois, as an equity investment (unless such amount has previously been invested by the Borrowers in such property).

     Article IX. Negative Covenants. Each Borrower covenants to Agent as follows, unless Agent shall otherwise consent in writing:

     IX.1 Mergers and Consolidations. No Borrower shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or Capital Stock of, or otherwise combine with, any Person nor create or acquire any new Subsidiary (except as expressly required by this Agreement).

     IX.2 Investments; Loans and Advances. No Borrower shall make, retain or have any investment in (through the direct or indirect holding of securities, partnership interests or otherwise), or make or accrue loans or advances to any Person, including an Other Subsidiary; provided, however, that Sundance shall be permitted hereunder to make one or more investments in any of the Borrowing Subsidiaries in the form of a cash contribution to the capital of such Borrowing Subsidiary.

     IX.3 Capital Structure. No Borrowing Subsidiary shall issue or agree to issue any of its respective authorized but not outstanding shares of Capital Stock (including treasury shares). Sundance shall not issue or have outstanding
(i) any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time could be, required to be redeemed or repurchased, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, in either case, on or prior to the Maturity Date, or (ii) any Preferred Stock.

     IX.4 Transactions with Affiliates . No Borrower shall enter into or be a party to any transaction with any Affiliate of a Borrower, except (i) as expressly permitted by this Agreement, and (ii) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or business, provided such transaction is upon fair and reasonable terms that are fully disclosed to Agent and are no less favorable to such Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Borrower, provided further that neither Agent nor a Lender shall be deemed an Affiliate of any Borrower for any purpose.

     IX.5 Guaranteed Indebtedness. No Borrower shall incur or permit to exist any Guaranteed Indebtedness, except as disclosed in Schedule 6.25.

     IX.6 Liens. No Borrower shall create, permit or suffer to exist, and each Borrower will defend its properties and assets against and take such other action as is necessary to remove, any Lien on any of its properties or assets, except Permitted Encumbrances.

     IX.7 Cancellation of Indebtedness. No Borrower shall cancel or release, wholly or partly, any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except that Sundance may cancel or release any claim or debt owing to it from a Borrowing Subsidiary, provided that no adverse effect on such Borrowing Subsidiary results therefrom.

     IX.8 Events of Default. No Borrower shall take or fail to take any action, which act or failure would constitute a material breach under any other contract, lease, mortgage, deed of trust or instrument to which it is a party or by which it or any of its property, is bound, or any document creating a Lien.

     IX.9 ERISA. No Borrower or Other Subsidiary shall directly or indirectly, permit, any condition to exist in connection with any Pension Plan which constitutes grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan. No Borrower or Other Subsidiary shall, or allow any ERISA Affiliate to, fail to make a required contribution if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or engage in, or permit to exist or occur, or permit any of its ERISA Affiliates to permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which would result in the incurrence by such Person of any liability, fine or penalty which is material in amount.

     IX.10 Dispositions of Assets. Other than in the ordinary course of its business of selling Units or bulk sales of lots or with respect to the public dedication or donation of real property required by Law in connection with the zoning, annexation or development of any Project of such Borrower or Subsidiary of such Borrower, no Borrower nor any of its Subsidiaries shall sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily any of its assets (other than obsolete equipment no longer used or useful in the conduct of such Borrower's or Subsidiary's business) which individually or in the aggregate had an original cost of $100,000 or more.

     IX.11 Continuation of or Change in Business. Except as expressly permitted under the provisions of this Agreement, no Borrower or Other Subsidiary shall engage in any business except the business of developing, constructing and selling residential, for-sale housing (whether attached or detached) as conducted as of the date hereof and shall not conduct its business except in the jurisdictions of Illinois set forth in Schedule 9.11 hereto and shall not directly or indirectly engage in any other business which would substantially alter the nature of its business or its assets as conducted on the date hereof or would involve the acquisition, construction, development or sale of projects other than Approved Projects or other projects permitted under the express provisions of this Agreement.

     IX.12 Location of Principal Place of Business and Certain Records. No Borrower or Other Subsidiary shall change the location of its principle place of business or remove its books and records from the locations set forth in
Schedule 6.2, or keep any of such books and records at any other office(s) or location(s) unless (i) such Person gives Agent written notice thereof and of the new location of said books and records at least thirty days prior thereto, and
(ii) the other office or location is within the continental United States of America.

     IX.13 Name Change. No Borrower or Other Subsidiary will change its name, identity or corporate structure in any manner unless such Person has given Agent at least thirty days' prior written notice thereof and has taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent.

     IX.14 Restrictions on Future Agreement. Each Borrower agrees that until the Obligations have been fully satisfied, no Borrower shall, without Agent's prior written consent, enter into any agreement which is inconsistent with the Obligations, and each Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to a Lender or Agent under this Agreement.

     IX.15 Dividends and Related Distributions. No Distributions shall be made by Sundance to either the record or beneficial owners of the Capital Stock of Sundance; provided, however, that, if no Default or Event of Default shall then exist or be created thereby, Sundance may make Distributions to the record owners of its Capital Stock in any Fiscal Year, provided that (i) Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) is, and following such Distribution shall remain, in excess of $31,000,000, and
(ii) the aggregate amount of such Distributions, together with principal payments made on Shareholder Notes, in any Fiscal Year shall not exceed fifty percent of Consolidated Net Income of the Borrowers (excluding the net worth of the Other Subsidiaries) for the immediately preceding Fiscal Year minus the amount of any Distributions, together with principal payments made on Shareholder Notes, in such Fiscal Year.

     IX.16  Fiscal Year. No Borrower shall change its Fiscal Year.

     IX.17 Models and Spec Homes. No Borrower shall construct more than five Models in any Approved Suburban Project (or eight, if such Project has more than one product type). No Borrower shall construct more than ten Spec Homes (not including Spec Homes that are townhomes) in any Approved Suburban Project, nor shall the Borrowers construct more than 100 Spec Homes (not including Spec Homes that are townhomes) in the aggregate in all Approved Projects. The Borrowers shall not construct more than fifteen townhome (i.e., attached) Spec Homes in the aggregate in all Approved Projects. No other Models or Spec Homes shall be constructed in any Approved Project without the prior written consent of Agent.
Schedule 9.17 sets forth all Models and Spec Homes of the Borrowers existing as of the date hereof.

     IX.18 Bonds. No Bond shall be issued by any insurer having a Best's rating of less than A. All Bonds remain unsecured (except that a Bond may be secured by a Letter of Credit) and the aggregate amount of the face value of all Bonds outstanding at any one time shall not exceed $15,000,000 without the written consent of the Lenders.

     IX.19 Restrictions on Costs for Projects other than Approved Projects. No Borrower may incur any hard costs of construction (including costs associated with the demolition or grading of a site) in connection with any Proposed Project or a project that has not been submitted to the Lenders for approval as an Approved Project pursuant to the terms of Article V above.

     Article X.  Financial Covenants.

     X.1 Consolidated Net Worth. On June 30, 1998, and on each September 30, December 31, March 31 and June 30 thereafter during the term of this Agreement, Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) shall not be less than (i) $27,752,000 plus (ii) 50% of Consolidated Net Income of the Borrowers (excluding that of the Other Subsidiaries) during the period commencing on January 1, 1998, and ending on such date (provided that the amount added pursuant to this clause (ii) may not be less than zero).

     X.2 Liabilities to Consolidated Net Worth. The ratio of (a) the consolidated Liabilities of the Borrowers (excluding the Liabilities of the Other Subsidiaries) minus the amount of Subordinated Debt included in such Liabilities, to (b) Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) plus the amount of Subordinated Debt deducted under clause (a) shall not be:

          (i) in excess of 2.0 to 1.0, as of the last day of each quarter through and including the quarter ending June 30, 1998,

          (ii) in excess of 2.25 to 1.0, as of the last day of each quarter from and after the quarter ending September 30, 1998, through and including the quarter ending September 30, 1999, and

          (iii) in excess of 1.75 to 1.0, as of the last day of each quarter from and after the quarter ending December 31, 1999.

     X.3 Liabilities and Letters of Credit to Consolidated Net Worth. At all times, the Leverage Ratio shall not be:

          (i) in excess of 2.5 to 1.0, as of the last day of each quarter through and including the quarter ending June 30, 1998,

          (ii) in excess of 2.75 to 1.0, as of the last day of each quarter from and after the quarter ending September 30, 1998, through and including the quarter ending September 30, 1999, and

          (iii) in excess of 2.25 to 1.0, as of the last day of each quarter from and after the quarter ending December 31, 1999.

     X.4 Consolidated Net Income. For each Fiscal Year, the Consolidated Net Income of the Borrowers (excluding that of the Other Subsidiaries) and the Consolidated Net Income of the Borrowers (including the Other Subsidiaries) shall not be less than $1.00.

     X.5 EBITDA. During each four quarter period, the ratio of EBITDA of the Borrowers to the interest of the Borrowers incurred during such period shall not be less than 1.5 to 1.0.

     X.6 Ratio of Land Under Development to Net Worth. At all times, the ratio of (i) the historical cost of any Land Under Development to (ii) Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries) shall not be more than 1.5 to 1.0.

     X.7 Limitation on Indebtedness and Equity Investments in Proposed Projects and Unapproved Projects. At no time may the sum of (a) Indebtedness (excluding Permitted Indebtedness, as defined below) of the Borrowers and Other Subsidiaries, and (b) the Borrowers' and Other Subsidiaries' equity investments in Proposed Projects (and projects not yet submitted to Agent and the Lenders for approval) and Unapproved Projects, exceed, in the aggregate, 10% of Consolidated Net Worth of the Borrowers and Other Subsidiaries. At no time may the sum of (a) Indebtedness (excluding Permitted Indebtedness, as defined below) of the Borrowers, and (b) the Borrowers' equity investments in Proposed Projects (and projects not yet submitted to Agent and the Lenders for approval) and Unapproved Projects, exceed, in the aggregate, 10% of Consolidated Net Worth of the Borrowers (excluding the net worth of the Other Subsidiaries). As used herein, "Permitted Indebtedness" shall mean (i) the Loans, Letters of Credit and other Obligations, (ii) trade credit incurred to acquire goods, supplies, services, including without limitation, obligations incurred to employees for compensation for services rendered in the ordinary course of business, or merchandise on terms similar to those granted to purchasers in similar lines of business as such Person and incurred in the ordinary and normal course of business, (iii) lease payment obligations under leases which such Person is not prohibited from entering into pursuant to the terms hereof, (iv) all deferred taxes, (v) all unfunded pension and other employee benefit plan obligations and liabilities, but only to the extent they are permitted to remain unfunded under applicable law and only to the extent, in the case of the "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under any ERISA Plan (other than any Multiemployer
Plan), such amount of unfunded benefit liabilities does not exceed $100,000 as of any date, (vi) the Bonds; (vii) the Non-Recourse Indebtedness listed on
Schedule 6.6 attached hereto or otherwise consented to in writing by the Lenders; and (viii) Subordinated Debt listed on Schedule 6.6 attached hereto or otherwise consented to in writing by the Lenders.

     Article XI.  Defaults and Remedies.

     XI.1 Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

          (a) Payment. The Borrowers shall fail to pay (i) any interest on the Loan or principal when due (whether resulting from maturity, declaration or otherwise), (ii) any Obligation payable on demand within five days after such demand, and/or (iii) any other Obligation within ten days after written receipt of notice thereof; or

          (b) Misrepresentation. Any representation or warranty made by a Borrower under this Agreement or any Loan Document or any statement made by a Borrower or Other Subsidiary in any financial statement, certificate, report, exhibit or document furnished to Agent or a Lender pursuant to this Agreement or any other Loan Document shall prove to be false or misleading in any material respect; or

          (c) Specific Covenant Default. Any Borrower shall breach any covenant contained in Sections 2.10 (Mandatory Prepayments; Release of Liens), 8.9 (Insurance), 8.11 (Banking Relationship), 8.14 (Closings through Title Insurer), or 8.19 (201 North Wells) or Article IX (Negative Covenants) or
     Article X (Financial Covenants) hereof; or

          (d) General Covenant Default. Any Borrower shall breach any other covenant, condition or provision hereof or of any other Loan Document and such breach shall not have been remedied for a period of thirty days after the earlier of a Borrower's knowledge or notice thereof to such Borrower from Agent; provided, however, that if such breach by its nature cannot reasonably be cured within such thirty days, then no Event of Default shall exist hereunder if such Borrower diligently commences and continues to pursue such remedy, provided that (i) such breach is capable of being cured, (ii) such breach does not cause any Material Adverse Effect, and (iii) in no event shall the period within which such Borrower may attempt to remedy such breach extend beyond ninety days from the date of the notice relating thereto, or such Borrower's knowledge thereof. The foregoing cure period is intended only to apply in circumstances not referred to in any of the other paragraphs of this Section, and a Borrower's right to a grace or cure period, if any, with respect to such other circumstances are to be governed by the provisions of such other paragraphs; or

          (e) Judgments. One or more final judgments for the payment of money shall have been entered against any Borrower or the Borrowers, which judgment or judgments exceed $250,000 in the aggregate (exclusive of those judgments for which the Borrowers' insurer has acknowledged coverage), and such judgment or judgments shall have remained undischarged and unstayed for a period of sixty consecutive days; or

          (f) Garnishment or Attachment against Assets. A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against any of the assets of any Borrower which shall have remained undischarged and unstayed for a period of sixty consecutive days; or

          (g) Failure to Obtain Consents or Approvals. Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement, a Note or any other Loan Document or any such action or undertaking now or hereafter necessary to make this Agreement, a Note or any other Loan Document legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid; or

          (h) Involuntary Bankruptcy. A proceeding shall have been instituted in respect of a Borrower:

               (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

               (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for such Person or for all or any substantial part of its property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of sixty consecutive days; or

          (i) Insolvency; Voluntary Bankruptcy. Any Borrower or Other Subsidiary shall become insolvent or admit in writing its inability to pay its debts as they mature, or otherwise become generally unable to pay its debts as they become due, or voluntarily suspend transaction of business or cease to conduct its business as now conducted (whether voluntarily or involuntarily), or make a general assignment for the benefit of creditors, or institute a proceeding described in Section 11.1(h)(i) hereof or consent to any such order for relief, declaration, finding or relief described therein, or institute a proceeding described in Section 11.1(h)(ii) hereof or consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, or dissolve, windup or liquidate itself or any substantial part of its property, or take any action in furtherance of any of the foregoing; or

          (j) Loss of Permit. Any Permit material to the business, operations or financial condition of any Borrower shall be terminated, suspended or revoked; or

          (k) Uninsured Loss. There shall occur any uninsured damage to, or loss, theft, or destruction of, any of the properties or assets of any Borrower or Trust in excess of $250,000; or

          (l) Government Liens. A notice of lien or assessment is filed or recorded with respect to all or any of any Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts owing at any times hereafter to any one of these becomes a lien or encumbrance upon any such Person's assets and the same is not released within thirty days after the same becomes a lien or encumbrance; provided that such Person shall have the right to contest by appropriate proceedings any such lien, levy or assessment if such Person provides Agent with a bond or indemnity satisfactory to Agent assuring the payment of such lien, levy or assessment; or

          (m) ERISA Events. Any of the following events if such event could have a Material Adverse Effect: (i) the existence of a Reportable Event, (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation to provide affected parties with a written notice of intent to terminate a Pension Plan in a distress termination under Section 4041 of ERISA, (iv) the institution by PBGC of proceedings to terminate any Pension Plan, (v) any event or condition which would require the appointment of a trustee to administer a Pension Plan, (vi) the withdrawal of a Borrower or any ERISA Affiliate from a Multi-employer Plan, and (vii) any event that would give rise to a Lien under Section 302(f) of ERISA; or

          (n) Sanderman. Sanderman and the Sanderman Descendants Trust U/A/D December 29, 1992, together shall cease to maintain on an aggregate basis beneficial ownership of Capital Stock (or other equity) having in the aggregate the ordinary voting power needed to elect the board of directors of Sundance; or

          (o) Unreimbursed Letter of Credit Draw. Agent is not reimbursed by the Borrowers for a draft drawn under a Letter of Credit issued hereunder on the date demand is made for such reimbursement by Agent; or

          (p) Other Indebtedness. Any Borrower (i) shall default in any payment of principal of or interest on any one or more obligations for Indebtedness of $100,000 or more beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or
     (ii) shall breach or default in the performance or observance of any covenant, term or condition in any agreement or instrument (other than the Loan Documents) by which such obligation or obligations for Indebtedness of $100,000 or more is or are created, secured or evidenced if the effect of such default or breach (x) is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity or (y) could have a Material Adverse Effect on such Borrower; or

          (q) Loss of Priority. The Loan Documents after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on the Collateral (subject to Permitted Encumbrances) purported to be covered hereby or thereby.

          (r) 201 North Wells; Equity in Erie Tower. The sale by Chicago Urban Properties, Inc. of the property commonly known as 201 North Wells in Chicago, Illinois, fails to close on or before July 31, 1998 (or such later date as agreed upon in writing by the Lenders), and the Borrowers have failed to make not less than a $4,000,000 equity investment in the property commonly known as Erie Tower at 421 West Erie Street in Chicago, Illinois.

          (s) Kaco. The occurrence of a default under the Kaco Loan Documents, which default is not cured or waived within any applicable cure periods.

     XI.2  Consequences of a Default.

     (a) Automatic Acceleration. Upon the occurrence and continuation of an Event of Default specified in subsection (h) or (i) of Section 11.1 above, all of the Obligations shall, without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable, and the Aggregate Revolving Commitment shall terminate immediately.

     (b) Acceleration by Agent. If any Event of Default specified in any of subsections (a) through (g) and (j) through (q) of Section 11.1 above shall occur and be continuing, the Agent shall (i) by notice to the Borrowers, declare the Revolving Credit Commitment of each Lender terminated, and any Obligations payable hereunder or under any other Loan Document shall become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and/or (ii) by notice to the Borrowers, declare the unpaid principal amount of any Note, interest accrued thereon and all other Obligations owing by any of the Borrowers hereunder or under any other Loan Document to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, whereupon the Lenders may avail themselves of any other remedies conferred upon them at law or in equity and by the terms of the other Loan Documents.

     XI.3 Letters of Credit. The Borrowers shall, without notice or demand from Agent, immediately pay to Agent an amount equal to the full undrawn stated amount of each Letter of Credit if any Event of Default described in subsections
(h) or (i) of Section 11.1 above has occurred. If any Event of Default other than an Event of Default described in subsections (h) and (i) of Section 11.1 above has occurred and is continuing, the Borrowers shall, upon demand of Agent, also make the aforementioned payment to Agent. The Borrowers hereby acknowledge and agree that Agent and the Lenders would not have an adequate remedy at law for failure of the Borrowers to make any such payment when due and that Agent and/or any Lender shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws have been made under the Letters of Credit. If (x) any such Letter of Credit terminates without any draws having been made thereunder, and (y) there are no other outstanding Letters of Credit (which are not fully cash collateralized) or outstanding and unpaid Reimbursement Obligations, and (z) there are no outstanding Loans or other amounts payable hereunder or under any of the other Loan Documents then, in such event, Agent agrees to return any sums paid by the Borrowers under this Section in respect of such expired or terminated Letter of Credit.

     XI.4 Payments Set Aside. To the extent that the Borrowers make a payment or payments to Agent or a Lender or Agent or a Lender exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set-aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     XI.5 Waivers by the Borrowers. Except as otherwise provided for in this Agreement and applicable law, each Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Borrower may in any way be liable and hereby ratifies and confirms whatever Agent may do in this regard. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

     XI.6 Set-Off. If the unpaid principal amount of any Note, interest accrued thereon or any other amount owing by a Borrower hereunder or under any Loan Document or under any Note or otherwise shall have become due and payable (by acceleration or otherwise), each Lender shall have the right, in addition to all other rights and remedies available to it, without notice to such Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, any Borrower by such Lender including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Borrower with a Lender. Such right shall exist whether or not such Lender shall have given notice or made any demand hereunder or under any Note or under any other Loan Document, whether or not such debt owing to or funds held for the account of such Borrower is or are matured or unmatured, and regardless of any right or remedy available to such Lender. The Borrowers hereby consent to and confirm the foregoing arrangements and confirm the Lenders' rights of banker's lien and set-off. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on each Lender's rights of banker's lien or set-off.

     XI.7 Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to a Note or any other Loan Document which is greater than the amount to which it is entitled based upon its Pro Rata Share, the Lender receiving such proportionately greater payment shall pay to such other Lenders their applicable Pro Rata Share of the amount recovered by exercising such right, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to a Note or any other Loan Document shall be shared by the Lenders based upon their respective Pro Rata Shares; provided, however, that nothing in this Section shall impair the right of any Lender to exercise any right or set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than their indebtedness under a Note or any other Loan Document. The Borrowers agree, to the fullest extent they may effectively do so under applicable Law, that any holder of a participation in a Note, whether or not required pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of any of such the Borrowers in the amount of such participation.

     XI.8 Cumulative Relief. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

     XI.9 No First Resort Obligation. In order to realize hereon and to exercise the rights granted Agent and each Lender hereunder and under applicable law, there shall be no obligation on the part of Agent and/or a Lender at any time to first resort for payment to any security property, liens or any other rights or remedies whatsoever, and Agent and each Lender shall have the right to enforce this Agreement irrespective of whether other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     Article XII.  The Administrative Agent.

     XII.1 Appointment. For the convenience of the parties hereto, LaSalle National Bank is appointed Agent hereunder and under each of the other Loan Documents for the Lenders with such powers as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents (including the power to act as collateral agent and hold the Collateral for the Lenders), together with such other powers as are reasonably incidental thereto, and by its execution hereof LaSalle accepts such agency, solely for the purposes herein set forth. Agent shall have no authority to enforce, nor any duty or responsibility for the enforcement of, any of the terms hereof or of the other Loan Documents, except as expressly permitted hereunder or as otherwise requested by the Lenders in accordance with the terms hereof or the Intercreditor Agreement. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of the Lenders subject to the requirement that consent of certain of the Lenders be obtained in certain instances as provided in Sections 12.11 and 12.12 below. Agent and the Lenders may at any time discuss or otherwise share information relating to the credit facility created hereby or otherwise relating to the Borrowers or Other Subsidiaries.

     XII.2 Delegation of Duties. Agent may perform any of its duties hereunder by or through agents or employees and shall be entitled to rely on advice of counsel concerning all matters pertaining to its duties hereunder and thereunder.

     XII.3 Nature of Duties; Independent Credit Investigation. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Documents. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender expressly acknowledges (i) that Agent has not made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by Agent to any Lender; (ii) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrowers in connection with this Agreement; (iii) that it has made its own independent investigation of the legal matters relating to this Agreement, the Notes and the other Loan Documents to be issued to it hereunder; and (iv) that Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information, whether coming into its possession before the making of any Loans or the issuance of any Letters of Credit hereunder or at any time or times thereafter, except for notices, reports or other information, if any, expressly required to be furnished to the Lenders by Agent hereunder.

     XII.4 Exculpatory Provisions. Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under a Note or other Loan Documents, or in connection herewith or therewith, unless caused by its own gross negligence or willful misconduct. Subject to the immediately preceding sentence, in performing its functions and duties hereunder on behalf of the Lenders, Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but Agent (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representations to any Lender for any statements, warranties or representatives made in or in connection with this Agreement or the other Loan Documents; (iii) shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, the Notes or any of the other Loan Documents, or for any recital, representation, warranty, document, certificate, report or statement herein or therein made or furnished under or in connection with this Agreement, and (iv) shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers or any other Person, or the financial condition of the Borrowers or Other Subsidiaries or the existence or possible existence of any Event or Default and/or Default or to inspect the property (including the books and records) of the Borrowers and the Other Subsidiaries.

     XII.5 Reimbursement and Indemnification. Each Lender agrees to reimburse and indemnify Agent (as agent and not as a Lender, and to the extent not reimbursed by the Borrowers) based upon its Pro Rata Share for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent, in its capacity as such, in any way relating to or arising out of this Agreement, the Notes, or the other Loan Documents or any action taken or omitted by Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that the same result from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Pro Rata Share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Borrowers.

     XII.6  Withholding Taxes.

          (a) Generally. Each Lender represents and warrants to the Borrowers and Agent that under any applicable Law (as in effect on the date hereof or, if later, on the date such Lender became a party to this Agreement) no taxes will be required to be withheld by Agent or a Borrower with respect to any payments to be made to such Lender in respect of any of the Loans. Prior to the date that any interest payment is due on any Loan, each Lender that is organized under the Laws of any jurisdiction other than the United States or any state thereof hereby agrees to (i) furnish to Agent and the Borrowers either U.S. Internal Revenue Service Form 4224 or U.S. IRS Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder); (ii) furnish to Agent and the Borrowers an IRS Form W-8 or W-9 or successor applicable form, as the case may be (wherein such Lender claims exemption from U.S. federal backup withholding tax on all interest payments hereunder); (iii) provide to Agent and the Borrowers a new Form 4224, Form 1001, Form W-8 or Form W-9 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. Laws and regulations together with any and all amendments thereto, duly executed and completed by such Lender (stating in each case that such Lender remains exempt from U.S. federal withholding and backup withholding tax unless there has been a change in law prior to the date that the applicable form must be delivered that renders any such form inapplicable, in which case such Lender must deliver the relevant form reflecting such changes in law); and (iv) comply from time to time with all applicable U.S. Laws and regulations with regard to such withholding and backup withholding tax exemptions.

          (b) Payments. Any and all payments by a Borrower for the account of Agent or any Lender (each a "Payee") under any Loan Document shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than deductions or withholdings, in the case of any Payee, for (i) taxes to the extent that such taxes would not have been imposed if the only connection between such Payee and the jurisdiction imposing such tax were the activities of such Payee pursuant to or in respect of the Loan Documents, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, any Loan Documents, and the activities of such Payee pursuant to or in respect of similar agreements or loan documents, and (ii) United States withholding tax payable with respect to payments under the Loan Documents under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the date hereof or, if later, on the date such Payee became a party to this Agreement, but without deduction for any United States withholding tax payable as a result of any change in such laws occurring after such date and (iii) any taxes, levies, imposts, duties, charges, fees, deductions, withholdings arising after the date hereof, solely as a result of or attributable to such Lender (x) changing its designated office as of the date hereof to any other office or (y) designating an additional office located in any other jurisdiction (all taxes, levies, imposts, deductions, charges, withholdings and liabilities other than those for which deductions are permitted above being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under the Loan Documents to any Payee (i) the sum payable by the Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Payee receives an amount equal to the sum it would have received had no such deductions been made,
     (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrowers shall not, however, be required to pay any amounts pursuant to clause (i) of the immediately preceding sentence for the account of any Payee organized under the laws of a jurisdiction outside of the United States, unless such Payee has timely provided to the Borrowers such documentation as it is required to furnish under Section 12.6(a). If Taxes are incorrectly or illegally paid or assessed, and if any Lender or Agent contests the assessment of such Taxes, such Lender or Agent shall refund, to the extent of any refund made to such Lender or Agent, any amounts paid by the Borrowers under this
     Section in respect of such Taxes together with any interest received by such Lender or Agent on such refund from the applicable taxing authority.

     XII.7 Reliance by Agent. Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and, with respect to all legal matters pertaining to the Loan Documents, upon opinions of counsel and other professional advisers selected by Agent. Agent may refuse to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     XII.8 Individual Capacity. With respect to its Revolving Credit Commitment and the Note held by it in its individual capacity, LaSalle shall have the same rights, obligations and powers hereunder as any other Lender and may exercise the same as though it were not Agent, and the terms "Lenders" or "holder of a Note" shall, unless the context hereof otherwise indicates, include LaSalle in its individual capacity.

     XII.9 Holders of a Note. Agent may deem and treat the payee of any Note as the owner of such Note for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any party who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

     XII.10  Successors.

          (a) Resignation. Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall agree upon a successor Agent. If no successor Agent shall have been agreed upon and appointed and shall have accepted such appointment within thirty days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial lender organized under the Laws of the United States of America or any state thereof, or a foreign lender with a branch or agency located in the United States of America, and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.

          (b) Replacement upon Breach of Duties. The occurrence of any of the following events shall constitute an "Agent Default" under this Agreement:
     (i) the insolvency of Agent, (ii) the filing by or against Agent of a petition under any provision of bankruptcy law, or of an assignment for the benefit of creditors, and any involuntary petition or action has not been dismissed or enjoined within sixty days of its filing, or (iii) a breach by the Agent of any covenant or agreement herein, and such breach has not been cured by Agent within sixty days after the Lenders' (other than LaSalle) notice to Agent of the occurrence of said breach. If an Agent Default has occurred and is continuing, the Lenders (other than LaSalle), following written notice to Agent, may replace Agent with a successor Agent, which successor shall be a commercial lender organized under the Laws of the United States of America or any state thereof, or a foreign lender with a branch or agency located in the United States of America, and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent being replaced, and the Agent being replaced shall be discharged from its duties under this Agreement. After the replacement of an Agent hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.

     XII.11 Unanimous Consent. Notwithstanding anything in this Agreement to the contrary, Agent shall not take any of the following actions without (i) notifying each Lender in writing of Agent's desire to take such action (such notice being referred to herein as an "Action Notice"), and (ii) receiving the written consent of each Lender to the proposed action described in the Action Notice within fifteen Business Days after receipt by such Lender of such Action

Notice (provided, however, that if any such Lender neither consents nor objects in writing to the action described in an Action Notice on or before the last day of said fifteen day period, such Lender, for the purpose of determining whether the condition set forth in this clause (ii) has been satisfied, shall be deemed to have (A) objected to the proposed action if such proposed action is of the type set forth in clauses (c), (d), (e), (h), (i) or (j) below, and (B) consented to all other actions:

          (a) Waive an Event of Default that arises from the failure of the Borrowers to make a principal or interest payment on the Loans on the date such payment is due and payable;

          (b) Waive an Event of Default that arises from the breach of a financial covenant set forth in Article X (Financial Covenants)

          (c) Waive an Event of Default that arises from the occurrence of an event described in Section 11.1(h) (Involuntary Bankruptcy) or Section 11.1(i) (Insolvency; Voluntary Bankruptcy);

          (d) Extend the Maturity Date;

          (e) Amend the Aggregate Revolving Credit Commitment or any Lender's Pro Rata Share;

          (f) Amend the terms of Section 2.14 (Fees);

          (g) Amend the definition of "Requisite Lenders";

          (h) Amend the definition of "Fixed Rate", "Floating Rate", "Permitted City Project Advances", "Permitted Suburban Project Advances" or "Permitted Unique Project Advances" as set forth in this Agreement;

          (i) Amend the dates on which payments of principal or interest are due under this Agreement or the amount of any such payment;

          (j) Release a Borrower from its obligations under this Agreement or the other Loan Documents;

          (k) Amend the terms of Section 13.4 (Modifications, Amendments or Waivers) or Section 13.14 (Successors and Assigns; Participants);

          (l) Approve the incurrence of additional Subordinated Debt or Guaranteed Indebtedness by any Borrower after the date hereof;

          (m) Amend the terms of Section 2.1(e) (Limitations on Permitted Additional Advances);

          (n) Deem a Proposed Project to be an Approved City Project or an Approved Unique Project (provided, however, that nothing in this Section is intended to shorten or otherwise modify the Project approval period set forth in Article V above);

          (o) Amend the terms of Article X (Financial Covenants), Article XI (Defaults and Remedies) or Article XII (The Administrative Agent);

          (p) Amend the terms of Section 8.13 (Maurice Sanderman) or waive an Event of Default that arises from a breach of the covenants set forth in such Section;

          (q) Amend the terms of any provision of this Agreement or any of the other Loan Documents that requires the consent of or action by all of the Lenders;

          (r) Consent to a request by the Borrowers regarding the modification of any terms of any Borrower's Subordinated Debt, Non-Recourse Indebtedness, or Guaranteed Indebtedness or any other Indebtedness permitted under this Agreement owing by a Borrower or Other Subsidiary to a third party; or

          (s) Amend the terms of this Section or Section 12.12 below.

All references within this Agreement to matters requiring the approval or consent of the Lenders shall mean that such matters require the unanimous approval or consent of the Lenders, and all references within this Agreement to matters to be determined by the Lenders shall mean such matters require the unanimous determination by the Lenders.

     XII.12 Consent of Requisite Lenders. Notwithstanding anything in this Agreement to the contrary, Agent shall not take any of the following actions without (i) providing each Lender with an Action Notice setting forth the Agent's desire to take such action, and (ii) receiving the written consent of the Requisite Lenders to the proposed action described in the Action Notice within fifteen Business Days after receipt by the Lenders of such Action Notice (provided, however, that if a Lender neither consents nor objects in writing to the action described in an Action Notice on or before the last day of said fifteen day period, such Lender shall be deemed to have consented to such action for the purpose of determining whether the condition set forth in this clause
(ii) has been satisfied):

          (a) Waive any Events of Default other than the Events of Default described in clauses (a), (b) and (c) of Section 12.11 above;

          (b) Declare all of the Obligations to be immediately due and payable pursuant to the terms of Section 11.2(b) (Acceleration by Agent);

          (c) Pursue any other particular remedy granted to Agent and/or the Lenders upon the occurrence of an Event of Default as set forth in this Agreement or the other Loan Documents;

          (d) Deem a Proposed Project to be an Approved Suburban Project (provided, however, that nothing in this Section is intended to shorten or otherwise modify the Project approval period set forth in Article V above); or

          (e) Amend the terms of any Section of this Agreement or the other Loan Documents except those Sections that are listed in Section 12.11 above.

Notwithstanding the foregoing, the Requisite Lenders may, at any time, require any action set forth in this Section 12.13 to be taken by written notice of such action from the Requisite Lenders to the other Lenders, Agent and the Borrowers.

     XII.13 Release and Care of Collateral. The Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by the Security Documents
(i) upon termination of the Revolving Credit Commitments and written confirmation from the Lenders that all of the Obligations have been paid and satisfied; or (ii) constituting property being sold or disposed of if the Borrowers certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry). Each Lender agrees to confirm in writing, upon request by Agent or the Borrowers, the authority to release any property covered by the Security Documents conferred upon Agent under the preceding sentence. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its reasonable discretion, given Agent's interest in property covered by the Security Documents as a Lender.

     XII.14 Perfection by Possession. Agent and each Lender hereby appoint each other as agents for the purpose of perfecting security interests in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     XII.15 Enforcement. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral unless instructed to do so by Agent in accordance with the terms of this Agreement, it being understood and agreed that such rights and remedies may be exercised only by Agent on behalf of all of the Lenders.

     XII.16 Dissemination of Information. Agent will use commercially reasonable efforts to provide the Lenders with any information received by Agent from the Borrowers or any other Person which is required to be provided by Agent to a Lender hereunder, provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

     Article XIII.  Miscellaneous.

     XIII.1 Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under a Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     XIII.2 Records. The amount of the outstanding principal balance of the Loans and Letter of Credit Liability, any unpaid interest accrued thereon, the interest rate or rates applicable thereto and each Lender's Revolving Credit Commitment shall at all times be ascertained from the records of Agent, which shall be conclusive absent manifest error.

     XIII.3 Substitution of Title Insurer. If Agent reasonably believes that the existing Title Insurer is not complying with the requirements of this Agreement or is not otherwise performing its duties in a reasonably satisfactory manner, Agent may notify Sundance in writing of such belief and set forth in reasonable detail such Title Insurer's deficiencies. If such deficiencies are not corrected within thirty days after receipt of Agent's notice, Agent may, at the Borrowers' expense, replace such Title Insurer with another Title Insurer selected by the Borrowers and approved by Agent, which approval shall not be unreasonably withheld (provided that Agent may select such Title Insurer if the Borrowers fail to select a satisfactory replacement within five days following the end of such thirty day period).

     XIII.4  Modifications, Amendments or Waivers. Subject to the terms of
Article XII above, the Lenders and such of the Borrowers as are then party thereto (or any other party thereto, as the case may be) may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of a Lender or the Borrowers or such party hereunder or thereunder or may grant waivers or consents to a departure from the due performance of the obligations of the Borrowers or other party thereto hereunder or thereunder, any such agreement, waiver or consent made with such written consent being effective to bind all Lenders; provided, however, that if Agent notifies the Borrowers that a Subsidiary of a Borrower is to be designated as a Borrowing Subsidiary, then the Borrowers agree to execute and shall cause such Subsidiary to execute an amendment to this Agreement to reflect such designation and make such Subsidiary a party to this Agreement, whereupon all representations, warranties, covenants and other terms herein shall be applicable to such Subsidiary as if it were a Borrowing Subsidiary and party to this Agreement as of the date hereof. In addition, the Borrowers shall cause such Subsidiary to execute, deliver, file and perform all documents and agreements reasonably required by Agent to accomplish the foregoing and to grant to Agent and each Lender all rights and benefits to which it is entitled under any of the Loan Documents. Any agreement, waiver or consent referred to in this Section must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Event of Default or Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Default or impair any right consequent thereto.

     XIII.5  General Indemnity.

          (a) Indemnified Persons. Without limiting any other provision of this Agreement or of any other Loan Document, the Borrowers hereby jointly and severally indemnify each Lender, Agent and their respective directors, officers, employees, Affiliates and agents (collectively, "Indemnified Persons") against, and agree to hold each such Indemnified Person harmless from, any and all claims, damages and liabilities, including claims brought by any shareholder or former shareholder of any Borrower, and related expenses, including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to any transactions, services or matters that are the subject or arise in connection with or as a result of this Agreement or the transactions contemplated hereby (including, without limitation, relating to the properties or business of any Borrower, or any breach by a Borrower in the performance or observance of any representation, warranty, covenant or condition in this Agreement or any other Loan Document); provided, however, that such indemnity shall not apply to any such losses, claims, damages, or liabilities or related expenses determined by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnified Person, and if such Indemnified Person is a director, officer, employee, Affiliate or agent of a Lender or Agent, then, to the extent of such gross negligence or willful misconduct, such indemnity shall not apply to such Lender or Agent, as applicable.

          (b) Litigation. If any litigation or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against the Borrowers pursuant to this Section, such Indemnified Person shall promptly notify the Borrowers in writing of the commencement of such litigation or proceeding, but the omission so to notify the Borrowers shall not relieve the Borrowers from any other obligation or liability which it may have to any Indemnified Person, except that no Borrower waives any rights for damages incurred by it on account of such delay. Failure of the Indemnified Person to timely notify the Borrowers of the commencement of such litigation or proceeding shall not relieve the Borrowers of their obligations under this Section, except to the extent that such failure prejudices the Borrowers' ability to defend such litigation or proceeding. In case any such litigation or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify the Borrowers of the commencement of such litigation or proceeding, the Borrowers shall be entitled to participate in such litigation or proceeding and, after written notice from the Borrowers to such Indemnified Person, to assume the defense of such litigation or proceeding with counsel of its choice at its expense, provided that such counsel is satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of the Borrowers to assume the defense of such litigation or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and the Borrowers shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrowers to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such litigation or proceeding include both an Indemnified Person and any Borrower, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to any Borrower (in which case the Borrowers shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) the Borrowers shall not have employed counsel satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such litigation or proceeding; or (iv) the Borrowers shall authorize such Indemnified Person to employ separate counsel at the expense of the Borrowers, provided that the Borrowers shall not be liable for the fees, costs and expenses of more than one separate counsel at the same time for all such Indemnified Persons in connection with the same action and any separate but substantially similar or related action in the same jurisdiction. The Borrowers shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.

          (c) Generally. The agreements of the Borrowers in this Section shall be in addition to any liability that the Borrowers may otherwise have. All amounts due under this Section shall be payable within ten days of written demand therefor.

     XIII.6 No Implied Waiver; Remedies. No course of dealing and no delay or failure of Agent or any Lender in exercising any right, power or privilege under this Agreement, a Note, any other Loan Document or any other documents or instruments executed pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. In addition, to the extent that Agent or any Lender may have acquiesced in any noncompliance by making any Loans or issuing any Letters of Credit, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of any continuing or future Obligation of any Borrower with respect to future Loans, Letters of Credit or otherwise. The rights and remedies of Agent and the Lenders under this Agreement, the Notes, the other Loan Documents or any other documents or instruments executed pursuant to or in connection herewith are cumulative and not exclusive of any other rights or remedies which Agent and any Lender would otherwise have. In no event shall Agent or any Lender be liable to any Borrower for consequential damages, whatever the nature of a breach by such Lender or Agent of its obligations under this Agreement, or of the other Loan Documents, and all the Borrowers hereby waive all claims for consequential damages. No Lender nor Agent shall be in breach under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of any Borrower shall have been given to such Lender or Agent, as applicable, within 60 days after such Borrower first had knowledge of, or reasonably should have had knowledge of, the occurrence of the event which such Borrower alleges gave rise to such claim and such Lender does not remedy or cure such breach, if there be any, promptly thereafter.

     XIII.7 Notices. All notices, communications and waivers under this Loan Agreement and the other Loan Documents shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) sent by overnight express carrier, addressed in each case as follows:

          To Agent or LaSalle:  c/o LaSalle National Bank
                                135 South LaSalle Street
                                Chicago, Illinois 60603
                                Attn: Ms. Ann B. Josephson

      With copy to:       Schwartz, Cooper, Greenberger & Krauss, Chtd.
                          180 North LaSalle Street, Suite 2700
                          Chicago, Illinois  60601
                          Attn: Martin Behn, Esq.

      To ANB: American National Bank and Trust Company of Chicago 33 North LaSalle Street
                          Chicago, Illinois 60690
                          Attn: Ms. Carrie A. Reichert

      With copy to:       Foley & Lardner
                          330 North Wabash, Suite 3300
                          Chicago, Illinois 60611
                          Attn: Robert E. Neiman, Esq.

      To BankBoston:      BankBoston, N.A.
                          115 Perimeter Center Place, NE, Suite 500
                          Atlanta, Georgia 30346
                          Attn: Mr. Kevin Hake

      With copy to:       Long, Aldridge & Norman LLP
                          303 Peachtree Street N.E., Suite 5300
                          Atlanta, Georgia 30308
                          Attn: William F. Timmons, Esq.

      To any Borrower:    c/o Sundance Homes, Inc.
                          201 North Wells Street, Suite 1800
                          Chicago, Illinois 60606
                          Attn: Mr. Joseph R. Atkin
      With copy to:       Meltzer, Purtill & Stelle
                          1515 East Woodfield Road, Suite 250
                          Schaumburg, Illinois 60173
                          Attn: William J. Mitchell, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, or
(iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received. For purposes of this Agreement, notice provided by Agent or any Lender to Sundance shall be deemed to be effective notice to any and all the Borrowers.

Sundance hereby agrees that upon receiving notice from Agent or any Lender, it shall distribute such notice to each Borrower in a prompt and timely fashion.

     XIII.8 Expenses; Taxes; Attorneys' Fees. The Borrowers, jointly and severally, agree to pay or cause to be paid and to save Agent and each Lender (and their successors and assigns) harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to reasonable fees and expenses of counsel for Agent and/or each Lender, travel expenses, fees and costs of accountants, and environmental and appraisal costs and expense, all incurred from time to time (i) arising in connection with the negotiation, preparation, execution, delivery, administration (provided, however, that with respect to field audits conducted by accountants designated by Agent or any Lender, the Borrowers shall only reimburse Agent and the Lenders for the costs of such audits in an amount not to exceed $25,000 in any Fiscal Year), syndication, participation, and sale of any Lender's interest in this Agreement, interpretation and performance of this Agreement, the Notes, any other Loan Document and any documents, instruments or transactions pursuant to or in connection herewith, (ii) relating to any requested amendments (or amendments or other documents required by Agent or any Lender on account of the designation of additional Subsidiaries as the Borrowers), waivers or consents to, or to any restructurings, work-outs or refinancings of the credit under this Agreement, the Notes, any other Loan Document or any such other documents or instruments
(iii) relating to asset valuations of the Borrowers, or (iv) relating to any reorganization, bankruptcy or any other proceedings to which any Borrower or its property becomes subject. The Borrowers, jointly and severally, further agree to pay or cause to be paid and to save Agent and each Lender harmless against liability for the payment of all reasonable expenses, including but not limited to reasonable fees and expenses of counsel for Agent and/or each Lender, incurred by Agent or such Lenders from time to time in connection with the enforcement by Agent and/or Lenders of this Agreement, the Notes or any other Loan Document; provided that the Borrowers shall not be liable under the foregoing indemnity agreement in respect of any liabilities, claims, damages, losses or expenses to the extent that the same are determined in a final judgment by a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of the party seeking indemnity. The Borrowers, jointly and severally, agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by Agent to be payable in connection with this Agreement, the Notes, any other Loan Document, or any other documents, instruments or transactions pursuant to or in connection herewith, and the Borrowers, jointly and severally, agree to save Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of a determination adverse to a Borrower of any action at law or suit in equity in relation to this Agreement, the Notes or the Loan Documents, the Borrowers, jointly and severally, will pay, in addition to all other sums which such Borrower may be required to pay, a reasonable sum for attorney's fees incurred by Agent and/or any Lender or the holder of such Note in connection with such action or suit. All of the foregoing fees, costs and expenses shall be part of the Obligations and payable on demand.

     XIII.9 Severability. The provisions of this Agreement and the other Loan Documents are intended to be severable. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Borrowers and the Lenders shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

     XIII.10 Governing Law. This Agreement, the Notes and all other Loan Documents shall be deemed to be contracts and obligations under the laws of the State of Illinois and for all purposes shall be governed by, construed and enforced in accordance with the internal laws (as opposed to conflicts of law provisions) of said State, and any applicable laws of the United States.

     XIII.11 Prior Understandings. This Agreement, the Notes, and the other Loan Documents supersede all prior understandings, discussions, communications and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

     XIII.12 Duration; Survival. All representations and warranties of the Borrowers and the other parties to the Loan Documents contained herein or therein or made in connection herewith or therewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Notes and the other Loan Documents, any investigation by Agent or any Lender, or the making of any Loan or the issuance of any Letter of Credit hereunder. All covenants and agreements of the Borrowers and such parties contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow and/or a Letter of Credit may be issued hereunder and until payment in full of the Notes, interest thereon, fees and all other Obligations of the Borrowers under this Agreement, the Notes or any other Loan Document (other than obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable); provided, however, that notwithstanding anything to the contrary in this Agreement, all obligations of the Borrowers to make payments to or to indemnify Agent or any Lender under any Loan Document (including the Environmental Indemnity) shall survive the payment in full of the Notes and of all other Obligations of the Borrowers thereunder and hereunder.

     XIII.13 Counterparts. This Agreement and any other Loan Document may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     XIII.14  Successors and Assigns; Participants.

          (a) Successors and Assigns . This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, Agent, all future holders of the Notes, and their respective successors and permitted assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement or any interest herein without the prior written consent of the Lenders. The successors and assigns of the parties shall include, without limitation, a receiver, trustee and/or debtor-in-possession of or for any Borrower.

          (b)  Lender Assignments and Participations Generally.

               (i) No Lender may assign its rights, benefits and obligations under this Agreement to any other Person without the prior written consent of the other Lenders, which consent shall not be unreasonably withheld; provided, however, that a Lender may assign such rights, benefits and obligations to an Affiliate of such Lender without the consent of the other Lenders or the Borrowers if prior notice of such assignment is provided to each of them. In the event of an assignment by a Lender, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as the other Lenders and the Lender making such assignment shall be relieved of the assigned obligations and shall no longer be entitled to the assigned rights or benefits. The Borrowers hereby acknowledge and agree that any such assignment shall create a direct obligation of the Borrowers to the assignee, and the Borrowers, the Agent and the other Lenders hereby acknowledge and agree that such assignee shall be deemed a "Lender" hereunder.

               (ii) Any Lender may, in the ordinary course of its commercial banking or asset-based lending business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder, and the Borrowers shall use their best efforts to cooperate with, and assist any Lender in its effort to sell such participating interests. A Participant shall not be deemed a "Lender" hereunder, and if a Lender sells a participating interest, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrowers agree that if amounts outstanding under this Agreement and/or the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections
          13.5 and 13.8 with respect to its participation in the Loans outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. The Borrowers shall not be responsible for the payment of any fees, costs and/or expenses incurred by the Lenders in regard to any such participations. A Participant shall not be entitled to require the Lender from which it acquired its participating interest to take or omit to take any action under this Agreement or the other Loan Documents, except with respect to actions directly effecting (i) any reduction in the principal amount, interest rate or fees payable with respect to the Loan in which such Participant participates; (ii) any increase of the aggregate principal amount of the Loan in which such Participant participates; (iii) any extension of the Maturity Date, or any extension of any date fixed for any payment of interest or fees payable with respect to the Loan in which such Participant participates; (iv) any change of the percentage of Lenders required for the Agent or the Lenders or any of them to take any action under this Agreement or the other Loan Documents; (v) any release of Collateral (except if the sale, disposition or release of such Collateral is expressly permitted under this Agreement or any other Loan Document); (vi) any amendment or waiver of this Section or the definitions of terms used in this Section insofar as such definitions affect the substance hereof; (vii) any consent to the assignment, delegation or other transfer by any Borrower of any of its rights and obligations under any Loan Document; (viii) any change in the form in which interest is required to be paid; and (ix) any increase in the Loan advance rate for an Approved Project.

               (iii) Each Lender, including each assignee who is hereafter deemed to be a Lender, and each Participant shall retain a Revolving Credit Commitment of an amount equal to not less than $5,000,000.

          (c) Provision of Information to Participants. Subject to such Participant first executing and delivering a confidentiality agreement in the form previously executed by the Lenders or otherwise reasonably satisfactory to the Borrowers, each Borrower authorizes each Lender to disclose to any Participant and any prospective Participant any and all confidential financial and other information in such Lender's possession concerning the Borrowers and their affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their affiliates prior to becoming a party to this Agreement.

          (d) Taxes. If any interest in this Agreement or the Notes is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and the Borrowers) that under applicable law and treaties (as then in effect) no taxes will be required to be withheld by Agent, the Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans, (ii) to furnish to the transferor Lender either IRS Form 4224 or IRS Form 1001 (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, Agent, and the Borrowers) to provide the transferor Lender a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     XIII.15 Lender's Failure to Pay Amounts Owing to Other Lenders; Federal Funds Rate. If Agent or a Lender pays an amount to or on behalf of another Lender under this Agreement or the other Loan Documents in the belief or expectation that a related payment has been or will be received by Agent or such Lender from the Borrowers and such related payment is not so received, then Agent or such Lender shall be entitled to recover such amount from the non-paying Lender, without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount is made available by Agent or such Lender to but excluding the date of repayment to Agent or such Lender, at the greater of the Federal Funds Rate or a rate determined by Agent in accordance with banking industry rules on interbank compensation.

     XIII.16 No Rights in the Borrowers; No Third Party Beneficiary Rights. The Borrowers acknowledge and agree that none of the obligations of Agent to the Lenders shall create or confer any rights whatsoever (including, without limitation, third party beneficiary rights) on or in any of the Borrowers. In addition, the parties agree that Agent and the Lenders may amend any provision of this Agreement which relates solely to the rights and obligations between them, without any consent or approval required by any of the Borrowers. Without limiting the foregoing, the Borrowers acknowledge and agree that nothing in this Agreement or any other Loan Document creates or shall be deemed to create any third party beneficiary rights whatsoever.

     XIII.17 Time of Essence. Time is of the essence of this Agreement, the Notes and the other Loan Documents.

     XIII.18 Entire Agreement. The parties hereto agree that this Agreement and the other Loan Documents, together with the Schedules and Exhibits attached hereto and thereto, represent the entire agreement and understanding of the parties hereto with reference to the transactions contemplated herein and therein, and no party shall claim that any party hereto has any right or obligation regarding the transactions contemplated herein other than as stated in this Agreement, the other Loan Documents, or any amendment hereto duly adopted pursuant to the terms hereof. Without limiting the foregoing, nothing contained in any disclosure document prepared by any Borrower or in any other document (except the Loan Documents) shall constitute any consent, waiver or agreement of Agent or a Lender nor may it be used in any manner whatsoever to interpret, modify or otherwise affect this Agreement or any other Loan Document.

     XIII.19 Section Titles. The section titles and table of contents contained in this Agreement are for convenience only and shall be without substantive meaning or content of any kind whatsoever.

     XIII.20 References. All references contained herein to any laws, statutes, rules, regulations, or similar provisions shall include all amendments thereto and any successor provisions.

     XIII.21 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     XIII.22 Consent to Jurisdiction. As a further inducement to Agent and each Lender to enter into this Agreement, each Borrower covenants and agrees (i) that the state and federal courts within Cook County, Illinois, shall have jurisdiction of any action or proceeding relating to, or arising under or in connection with this Agreement and each Borrower consents to personal jurisdiction of such courts and waives any objection to such courts' jurisdiction, (ii) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to Sundance's address stated herein or to such other address as Sundance may by written notice provide to Agent and each such Lender. Service so made shall be deemed to be service upon Sundance and each of the other the Borrowers, and each Borrower hereby irrevocably appoints Sundance as its attorney in fact to accept such service. Service so made shall be deemed completed upon the earlier of actual receipt or five days after the same shall have been posted as aforesaid, each Borrower hereby waiving personal service thereof. Nothing in this Section shall affect the right of Agent or a Lender to serve legal process in any other manner permitted by law or affect the right of Agent or a Lender to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction or effectuate any judgment entered by a court of competent jurisdiction.

     XIII.23 Venue. Each Borrower, Agent and each Lender agree that any claim or suit between or among any of the parties hereto relating to, or arising under or in connection with this Agreement or the other Loan Documents or any transactions contemplated hereby or thereby shall be brought only in and decided by the state or federal courts located in the Cook County, Illinois, (except as provided in the last sentence of the previous Section), such courts being a proper forum in which to adjudicate such claim or suit, and each party hereby waives any objection to such venue and waives any claim that such claim or suit has been brought in an inconvenient forum.

     XIII.24 Advertisement. Either Agent and/or any Lender may at any time advertise the existence of the credit facility created for the Borrowers hereunder.

     XIII.25 WAIVER OF JURY TRIAL. ALL OF THE PARTIES TO THIS AGREEMENT WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION OR CIVIL PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE DOCUMENTS OR INSTRUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, OR OTHERWISE RELATING TO THIS AGREEMENT OR SUCH OTHER DOCUMENTS AND INSTRUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PARTIES HERETO WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER, OR ARISING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have duly authorized, executed and delivered this Agreement as of the date first above written.


AGENT:                                 LENDERS:
------                                 --------

LASALLE NATIONAL BANK, a national      LASALLE NATIONAL BANK, a national banking
banking association, as agent for      association
the Lenders


By:                                    By:
       --------------------------             ----------------------------------
Title:                                 Title:
       --------------------------             ----------------------------------


                                       AMERICAN NATIONAL BANK AND TRUST COMPANY
                                       OF CHICAGO, a national banking
                                       association


                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------


                                       BANKBOSTON, N.A., a national banking
                                       association


                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

BORROWERS:
----------

SUNDANCE HOMES, INC., an Illinois
corporation


By:
       --------------------------
Title:
       --------------------------

[INSERT SIGNATURE LINES FOR OTHER
BORROWERS]

                                 SCHEDULE 1.0
                                 ------------

                        LIST OF BORROWING SUBSIDIARIES